Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276177

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 29, 2023)

NexPoint Real Estate Finance, Inc.

9.00% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share of Series B Cumulative Redeemable Preferred Stock)

Maximum of 7,881,334 Shares

On November 2, 2023, we filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement relating to the issuance and sale of a maximum of 16,000,000 shares of our 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (our “Series B Preferred Stock”), at a public offering price of $25.00 per share. The sale of our Series B Preferred Stock was registered pursuant to our registration statement on Form S-3 (Registration Statement No. 333-263300) (the “2022 Registration Statement”), which was declared effective on March 14, 2022. In accordance with SEC rules, the 2022 Registration Statement expired on March 14, 2025, the three-year anniversary of the date on which it was declared effective. On December 20, 2023, the Company filed a new registration statement on Form S-3 (Registration Statement No. 333-276177), which was declared effective on December 29, 2023 (the “2023 Registration Statement”).

As of the date hereof, the Company has sold 8,118,666 shares of Series B Preferred Stock pursuant to the 2022 Registration Statement. Accordingly, a maximum of 7,881,334 shares of Series B Preferred Stock may be issued and sold pursuant to the 2023 Registration Statement. From and after the date hereof, our Series B Preferred Stock will be offered, issued and sold pursuant to the 2023 Registration Statement. No further sales will be made under the 2022 Registration Statement.

To the extent a participating broker-dealer in this offering reduces its selling commissions below 7.0%, the public offering price per share of Series B Preferred Stock will be decreased by an amount equal to such reduction. The Series B Preferred Stock will rank senior to our common stock and pari passu with our 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (our “Series A Preferred Stock”), with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series B Preferred Stock will have no voting rights except as set forth in the Articles Supplementary establishing the Series B Preferred Stock, including an exclusive voting right on any amendment to our charter in a manner that materially and adversely affects the rights of the holders of Series B Preferred Stock. This prospectus supplement also covers the shares of our common stock that may be issuable upon redemption of the Series B Preferred Stock sold pursuant to this offering.

We are organized and conduct our operations to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 6.2% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 6.2% in value of the outstanding shares of all classes or series of our stock, including the Series A Preferred Stock and Series B Preferred Stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” beginning on page 11 of the accompanying prospectus.

Shares of our common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NREF.” On March 13, 2025, the last reported sale price of our common stock on the NYSE was $16.13 per share. There is currently no public trading market for the Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Stock on any national securities exchange.

As part of our “friends and family” program, we may sell shares of Series B Preferred Stock to NexPoint Real Estate Advisors VII, L.P. (our “Manager”), who acts as our external manager, and its affiliates, our directors and officers, the families of or persons or entities having prior relationships with any of the foregoing, or persons who are selected by the dealer manager in consultation with the Company. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of Series B Preferred Stock sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should read carefully the section entitled Risk Factors beginning on page S-11 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as additional risks that may be described in future reports or information that we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering(1)
Offering
Public offering price	$25.00	$197,033,350.00	(2)
Selling commissions(3)(4)(5)	$1.75	$13,792,334.50
Dealer manager fee (3)	$0.75	$5,911,000.50
Proceeds, before expenses, to us	$22.50	$177,330,015.00

(1)	Assumes that all shares of Series B Preferred Stock offered in this offering are sold and that no shares of Series B Preferred Stock are sold as part of our “friends and family” program.
(2)	Initial gross proceeds.

(3)

Selling commissions and the dealer manager fee will equal up to 7.0% and 3.0% of aggregate gross offering proceeds, respectively, from the sale of our Series B Preferred Stock in this offering. Each is payable to our dealer manager. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and authorized by our dealer manager to sell shares of our Series B Preferred Stock, which we refer to as participating broker-dealers. The value of such items will be considered underwriting compensation, and the corresponding payments of the dealer manager fee will be reduced by the aggregate value of such items. The combined selling commissions, dealer manager fee, non-cash compensation, and all other forms of underwriting compensation will not exceed 10.0% of the aggregate gross offering proceeds, which is referred to as FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. The dealer manager may in consultation with the Company waive or reduce the dealer manager fee for shares of Series B Preferred Stock sold in our “friends and family” program. The dealer manager may also waive or reduce the dealer manager fee with respect to sales of Series B Preferred Stock in its sole discretion. See “Plan of Distribution.”

(4)

Our dealer manager will reallow all or any portion of the selling commissions to the participating broker-dealer who sold the shares of Series B Preferred Stock. In addition, our dealer manager may also reallow a portion of the dealer manager fee to participating broker-dealers as a non-accountable marketing allowance. The amount of the reallowance of selling commissions to any participating broker-dealer will be determined pursuant to the participating broker-dealer agreement. The amount of reallowance of the dealer manager fee will be determined by the dealer manager in its sole discretion.

(5)

To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the offering price per share of Series B Preferred Stock will be decreased by an amount equal to such reduction. No selling commissions will apply for shares of Series B Preferred Stock sold in our “friends and family” program. See “Plan of Distribution.”

The dealer manager for this offering is NexPoint Securities, Inc. (“NexPoint Securities”), an affiliate of our Manager. The dealer manager is not required to sell any specific number or dollar amount of shares of Series B Preferred Stock, but will use its “reasonable best efforts” to sell the shares of Series B Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. This offering will terminate on the earlier of the date we sell all remaining 7,881,334 shares of Series B Preferred Stock and December 29, 2026 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), which may be extended by our board of directors (our “Board”) in its sole discretion. Our Board may elect to terminate this offering at any time.

We will sell shares of our Series B Preferred Stock through The Depository Trust Company (“DTC”) settlement (“DTC Settlement”); or, under special circumstances, through Direct Registration System settlement (“DRS Settlement”). Investors who utilize DTC Settlement will not have their funds held in escrow. Investors who are permitted to utilize the DRS Settlement method will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

NexPoint Securities, Inc.
as Dealer Manager

The date of this prospectus supplement is March 14, 2025.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus. We have not, and the dealer manager and participating broker-dealers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale of shares of our Series B Preferred Stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Series B Preferred Stock we are offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless the context otherwise indicates, the terms “NREF,” the “Company,” “we,” “us,” and “our” as used in this prospectus supplement refer to NexPoint Real Estate Finance, Inc. and its consolidated subsidiaries. The phrase “this prospectus supplement” refers to this prospectus supplement, unless the context otherwise requires.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including market conditions and demographics) are forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein or therein are based on management’s then current beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “target,” “estimate,” “project,” “should,” “seek,” “will,” “would,” “result,” the negative version of these words and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

● Our loans and investments expose us to risks similar to and associated with debt-oriented real estate investments generally;

● Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

● Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, including our ability to estimate allowances for credit losses, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

● Risks associated with the ownership of real estate;

● Our loans and investments are concentrated in terms of type of interest, geography, asset types and sponsors and may continue to be so in the future;

● We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

● We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders;

● We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (our “Sponsor”), members of the management team of our Manager or their affiliates;

● We are dependent upon our Manager and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

● Our Manager and its affiliates face conflicts of interest, including significant conflicts created by our Manager’s compensation arrangements with us, including compensation which may be required to be paid to our Manager if our management agreement is terminated, which could result in decisions that are not in the best interests of our stockholders;

S-iii

● We pay substantial fees and expenses to our Manager and its affiliates, including our dealer manager, which payments increase the risk that you will not earn a profit on your investment;

● If we fail to qualify as a REIT for U.S. federal income tax purposes, cash available for distributions to be paid to our stockholders could decrease materially, which would limit our ability to make distributions to our stockholders;

● Risks associated with pandemics, including unpredictable variants and the future outbreak of other highly infectious or contagious diseases;

● Risks associated with the Highland Capital Management, L.P. bankruptcy, including related litigation and potential conflicts of interest; and

● Any other risks included under Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K filed with the SEC on March 22, 2024.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in this prospectus supplement under “Risk Factors” and those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any free writing prospectus. We caution you that any forward-looking statements made in this prospectus supplement, any free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Series B Preferred Stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein, as well as any free writing prospectus provided or approved by us. Please read the section of this prospectus supplement entitled “Risk Factors” for more information about important risks that you should consider before investing in our Series B Preferred Stock.

Our Company

The Company is a commercial mortgage REIT incorporated in Maryland on June 7, 2019 that has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). The Company is focused on originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity, convertible notes, multifamily properties and common equity investments, as well as multifamily and single-family rental (“SFR”) commercial mortgage-backed securities securitizations, promissory notes, revolving credit facilities and stock warrants, or our target assets. We primarily focus on investments in real estate sectors where our senior management team has operating expertise, including in the multifamily, SFR, self-storage, life science, hospitality and office sectors predominantly in the top 50 metropolitan statistical areas (“MSAs”). Substantially all of the Company’s business is conducted through NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), the Company’s operating partnership. As of September 30, 2024, the Company held approximately 83.82% of the common limited partnership units in the OP (“OP Units”) which represents 100% of the Class A OP Units, and the OP owned all of the common limited partnership units of its three subsidiary partnerships.

The OP also directly owns all of the membership interests of a limited liability company through which it owns a portfolio of mezzanine loans, as further discussed below. NexPoint Real Estate Finance OP GP, LLC is the sole general partner of the OP. In addition to OP Units, the Company holds all 2,000,000 of the issued and outstanding 8.50% Series A Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) in our OP (the “Series A Preferred Units”) and all 4,970,885 of the issued and outstanding 9.00% Series B Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) in our OP (the “Series B Preferred Units”) as of September 30, 2024. The Series A Preferred Units have economic terms that are substantially the same as the terms of the Series A Preferred Stock and the Series B Preferred Units have economic terms that are substantially the same as the terms of the Series B Preferred Stock. The Series A Preferred Units and the Series B Preferred Units rank, as to distributions and upon liquidation, senior to OP Units.

The Company’s primary investment objective is to generate attractive, risk-adjusted returns for stockholders over the long term. We intend to achieve this objective primarily by originating, structuring and investing in our target assets. We concentrate on investments in real estate sectors where our senior management team has operating expertise, including in the multifamily, SFR, self-storage, life science, hospitality and office sectors predominantly in the top 50 MSAs. In addition, we target lending or investing in properties that are stabilized or have a “light transitional” business plan, meaning a property that requires limited deferred funding to support leasing or ramp-up of operations and for which most capital expenditures are for value-add improvements. Through active portfolio management we seek to take advantage of market opportunities to achieve a superior portfolio risk-mix that delivers attractive total returns.

Our Manager

We are externally managed by our Manager through a management agreement dated February 6, 2020 and amended as of July 17, 2020 and November 3, 2021, that renewed on February 6, 2025 for a one-year term and is automatically renewed for successive one-year terms thereafter unless earlier terminated, by and between the Company and the Manager. Our Manager conducts substantially all of our operations and provides asset management services for our real estate investments. All of our investment decisions are made by our Manager, subject to general oversight by our Manager’s investment committee and the Board. Our Manager is wholly owned by our Sponsor.

Corporate Information

Our principal executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The Company’s telephone number is (214) 276-6300. We maintain a website located at http://nref.nexpoint.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our Series B Preferred Stock, see “Description of Series B Preferred Stock” in this prospectus supplement and, with respect to our preferred stock generally, “Description of Capital Stock” beginning on page 4 of the accompanying prospectus.

Issuer	NexPoint Real Estate Finance, Inc.

Series B Preferred Stock Offered by Us

A maximum of 7,881,334 shares of 9.00% Series B Cumulative Redeemable Preferred Stock will be offered through our dealer manager on a reasonable best efforts basis, at a public offering price of $25.00 per share.

Manner of Offering

The dealer manager for this offering is NexPoint Securities, an affiliate of our Manager. The dealer manager is not required to sell any specific number or dollar amount of shares of Series B Preferred Stock, but will use its “reasonable best efforts” to sell the shares of Series B Preferred Stock in this offering. The minimum permitted purchase is generally $5,000 but purchases of less than $5,000 may be made in the sole discretion of the dealer manager. This offering will terminate on the earlier of the date we sell all remaining 7,881,334 shares of Series B Preferred Stock and December 29, 2026 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), which may be extended by our Board in its sole discretion. Our Board may elect to terminate this offering at any time.

Ranking

The Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

• senior to all classes or series of our common stock, and to any other class or series of Junior Stock (defined below) issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock;

• on parity with our Parity Stock (defined below); and

• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Our Board has the authority to issue shares of additional classes or series of preferred stock that could be senior in priority to the Series B Preferred Stock.

Dividends

Holders of Series B Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of 9.00% of the liquidation preference (defined below) (each, a “Series B Cash Dividend”). We expect Series B Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date) to holders of record on the 25th day of the prior month (or if such record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so or we are contractually unable to or our governing documents prevent us from doing so.

If a share of the Series B Preferred Stock is issued prior to the record date for the Series B Cash Dividend Period (defined below) in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the Series B Cash Dividend Period in which such share is issued. If a share of the Series B Preferred Stock is issued after the record date for the Series B Cash Dividend Period in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the first Series B Cash Dividend Period commencing after its issuance. A “Series B Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series B Cash Dividend Period.

The timing and amount of any dividends on the Series B Preferred Stock will be determined by our Board, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board or declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.

See “Description of Series B Preferred Stock—Dividends” in this prospectus supplement for additional information.

Redemption at Option of Holders

Beginning on the first day of the month following the date of original issuance, holders will have the right to require the Company to redeem shares of Series B Preferred Stock at a redemption price equal to the liquidation preference less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

The redemption fee will be equal to:

• Beginning on the first day of the month following the date of original issuance of the shares to be redeemed: 12% of the liquidation preference

• Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares to be redeemed: 9% of the liquidation preference

• Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares to be redeemed: 6% of the liquidation preference

• Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be redeemed: 3% of the liquidation preference

• Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be redeemed: 0% of the liquidation preference

If a holder of Series B Preferred Stock causes the Company to redeem such shares of Series B Preferred Stock pursuant to a redemption at their option, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

In addition, aggregate optional redemptions by holders of the Series B Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Series B Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Series B Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Series B Preferred Stock will be redeemed per fiscal year.

Redemptions pursuant to an optional redemption by the Company or in connection with a Change of Control will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series B Preferred Stock. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

If, after applying these redemption limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series B Preferred Stock to be redeemed is less than the number of shares of Series B Preferred Stock submitted for redemption by a holder, the excess shares of Series B Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to redemption.

Redemption of the Series B Preferred Stock will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Company’s transfer agent, in its capacity as redemption and paying agent (the “Redemption and Paying Agent”) or through the procedures of DTC, which will be irrevocable, except upon written consent of the Company, in compliance with the required procedures, including those of the Company’s transfer agent and DTC (collectively, the “Stated Transfer Procedures”). The redemption date for shares to be redeemed at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

See “Description of Series B Preferred Stock—Redemption at Option of Holders” in this prospectus supplement.

Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to restrictions, we will redeem upon notice from the holder shares of Series B Preferred Stock, beginning on the first day of the month following the first anniversary of the date of original issuance of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an individual retirement account (“IRA”) or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. We must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of the Board in its sole discretion. Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the liquidation preference, and beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the liquidation preference, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

If a holder of Series B Preferred Stock causes the Company to redeem such shares of Series B Preferred Stock pursuant to an optional redemption following death or qualifying disability, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we will have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

Redemption of the Series B Preferred Stock will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to the Redemption and Paying Agent or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with the requirements above and the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

See “Description of Series B Preferred Stock—Optional Redemption Following Death or Qualifying Disability of a Holder” in this prospectus supplement for additional information.

Optional Redemption by the Company

Beginning on the first day of the first month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If we choose to redeem any shares of Series B Preferred Stock, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Company’s redemption right, the shares of Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Company’s charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

Notwithstanding the foregoing, at any time the Company may redeem or purchase shares of Series B Preferred Stock to ensure that it continues to meet the requirements for qualification as a REIT pursuant to Article VII of its charter. If the Company calls for redemption of any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the charter, then the redemption price will be an amount equal to the liquidation preference per share, plus an amount equal to accrued but unpaid cash dividends on the Series B Preferred Stock, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in Article VII of the charter. The Company will not be required to provide advanced notice to the holder of Series B Preferred Stock in the event such holder’s Series B Preferred Stock is redeemed in order for the Company to qualify or maintain the qualification of the Company as a REIT for U.S. federal income tax purposes.

See “Description of Series B Preferred Stock—Optional Redemption by the Company” and “Description of Series B Preferred Stock—Company Notice of Redemption” in this prospectus supplement for additional information.

Change of Control Redemption by the Company

Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock, on a date specified by the Company no later than 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than a Permitted Holder, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depository receipts representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

For purposes of the definition of Change of Control, a Permitted Holder includes the Manager and its affiliates.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Company’s redemption right, the shares of Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Company’s charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

See “Description of Series B Preferred Stock—Change of Control Redemption by the Company” and “Description of Series B Preferred Stock—Company Notice of Redemption” in this prospectus supplement for additional information.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment will be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $25.00 per share, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock (the “liquidation preference”), plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of shares of our Series A Preferred Stock and any other class or series of our capital stock ranking on parity with the Series B Preferred Stock as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of the Series B Preferred Stock and any class or series of Parity Stock will be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such class or series of Parity Stock will in all cases bear to each other the same ratio that the liquidating distributions per share on the Series B Preferred Stock and such class or series of Parity Stock bear to each other.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of our Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into another entity, the consolidation or merger of another entity with or into us, a statutory share exchange by us or a sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

See “Description of Series B Preferred Stock—Liquidation Preference” in this prospectus supplement.

Voting Rights

Holders of our Series B Preferred Stock have no voting rights, except as set forth in the Articles Supplementary establishing the Series B Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable, is required for us to authorize, create or increase the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. In addition, the affirmative vote of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class) is required to amend our charter (including the Articles Supplementary establishing the Series B Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Stock.

Among other things, we may, without any vote of the holders of Series B Preferred Stock, issue additional shares of Series B Preferred Stock and we may authorize and issue additional shares of any class or series of capital stock ranking junior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up (“Junior Stock”) or on parity with our Series A Preferred Stock and any class or series of capital stock expressly designated as ranking on parity with the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up (“Parity Stock”). See “Description of Series B Preferred Stock—Voting Rights” in this prospectus supplement.

Use of Proceeds

We intend to contribute the net proceeds from the issuance of sales of our Series B Preferred Stock in this offering to our OP in exchange for Series B Preferred Units. The Series B Preferred Units have economic terms that are substantially the same as the terms of the Series B Preferred Stock. The Series B Preferred Units rank, as to distributions and upon liquidation, senior to OP Units and pari passu with Series A Preferred Units. Our OP intends to use the net proceeds contributed by us to repay the Raymond James Loan (as defined below) and for general corporate purposes, which may include funding investments and repaying amounts outstanding under our debt obligations.

Pending these applications, the OP may invest the net proceeds contributed by us in interest-bearing accounts and short-term, interest-bearing securities or in any other manner that is consistent with our intention to qualify for taxation as a REIT and maintain our exclusion from registration under the Investment Company Act of 1940 (the “Investment Company Act”). See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the ownership and transfer of all classes or series of our stock, including the Series B Preferred Stock, that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our Board, our charter provides, among other things, that subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code more than 6.2% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 6.2% in value of the aggregate of the outstanding shares of our capital stock, including the Series B Preferred Stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors

Investing in our securities involves significant risks. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other periodic reports filed with the SEC and incorporated by reference herein.

NYSE Symbols

Shares of our common stock are listed on the NYSE under the symbol “NREF.” There is no established public trading market for the offered shares of Series B Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Stock on any national securities exchange.

Friends and Family Program

As part of our “friends and family” program, we may sell shares of Series B Preferred Stock to our Manager and its affiliates, our directors and officers, the families of or persons or entities having prior relationships with any of the foregoing, or persons who are selected by the dealer manager in consultation with the Company. As used herein, we consider a family member to be a spouse, parent, stepparent, child, stepchild, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons, and includes adoptive relationships. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of Series B Preferred Stock sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction.

Covered Security. The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended (the “Securities Act”). Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. Our Series B Preferred Stock is a covered security because it is senior to our common stock and equal in seniority to the Series A Preferred Stock which is listed on NYSE and therefore is exempt from state registration.

There are several advantages to both issuers and investors of a security being deemed a covered security. These include:

●

More Investors — Covered securities can be purchased by a broader range of investors than can non-covered securities. Non-covered securities are subject to suitability requirements that vary from state to state. These so-called “Blue Sky” regulations often prohibit the sale of securities to certain investors and may prohibit the sale of securities altogether until a specific volume of sales have been achieved in other states.

●

Issuance Costs — Covered securities may have lower issuance costs since they avoid the expense of dealing with the various regulations of each of the 50 states and Washington, D.C. This could save time and money and allows issuers of covered securities the flexibility to enter the real estate markets at a time of their choosing. All of our investors would benefit from any lower issuance costs that may be achieved.

There are several disadvantages to investors of a security being deemed a covered security. These include:

●

Lack of Quantitative Suitability Standards — There are no state-imposed quantitative investor suitability requirements; however, participating broker-dealers have to determine the investment is suitable for the investor and may be subject to Regulation Best Interest (“Reg BI”) as discussed in “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution—Settlement Procedures.”

●

No State Review — Investors will not receive an additional level of review and possible protection afforded by the various state regulators. Also, investors will not receive the protections afforded by the substantive requirements of the states with respect to public offerings of non-traded real estate investment trusts.

RISK FACTORS

Investing in our securities involves significant risks. In addition to other information in this prospectus supplement, you should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024, the risk factors described under the caption “Risk Factors,” herein and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. See “Incorporation of Certain Information by Reference.” Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

There is currently no public trading market for our Series B Preferred Stock, and one may never exist; therefore, your ability to dispose of your shares will likely be limited.

There is no public market for the Series B Preferred Stock offered in this offering, and we currently have no plan to list the Series B Preferred Stock on a securities exchange or to include such shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including our Series B Preferred Stock, and these restrictions may inhibit the ability to sell shares of our Series B Preferred Stock, promptly or at all. If you are able to sell the Series B Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Series B Preferred Stock only as a long-term investment.

Beginning on the first day of the month following the original issuance of any share of Series B Preferred Stock, the holder thereof may require us to redeem such shares, and beginning on the first day of the month following the second anniversary of the date of original issuance, we may redeem, any such share, in each case with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. If we opt to pay the redemption price in shares of our common stock, holders of shares of Series B Preferred Stock will receive publicly traded shares. However, there is no guarantee we will elect to redeem any shares of Series B Preferred Stock pursuant to our option, and in addition, there are aggregate limits per calendar month, fiscal quarter and fiscal year that apply to redemptions of shares of Series B Preferred Stock that a holder my require us to complete. See “Description of Series B Preferred Stock—Redemption at Option of Holders” in this prospectus supplement for additional information.

Because we conduct substantially all of our operations through the OP, our ability to pay dividends on our Series B Preferred Stock depends almost entirely on the distributions we receive from the OP. We may not be able to pay dividends regularly on our Series B Preferred Stock.

We may not be able to pay dividends on a regular basis in the future on our Series B Preferred Stock. We intend to contribute the entire net proceeds from this offering to our OP in exchange for Series B Preferred Units that have substantially the same economic terms as the Series B Preferred Stock. Because we conduct substantially all of our operations through our OP, our ability to pay dividends on the Series B Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in the OP. If the OP fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series B Preferred Stock. Furthermore, any new shares of Series A Preferred Stock or other preferred stock on parity with the Series A Preferred Stock and the Series B Preferred Stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon redemption of OP Units, upon vesting of equity awards or otherwise, would have a similar effect.

Your interests in our Series B Preferred Stock or the rights of the holders of our common stock (which you may become upon receipt of redemption payments in shares of our common stock for any of your shares of Series B Preferred Stock) could be subordinated and/or diluted by the incurrence of additional debt or the issuance of additional shares of preferred stock or common stock, as applicable, and other transactions.

As of September 30, 2024, our total indebtedness was approximately $5.2 billion on a consolidated basis. The Series B Preferred Stock and common stock (which you may acquire upon receipt of redemption payments in shares of our common stock for any of your shares of Series B Preferred Stock) are subordinate, as to distributions and amounts payable upon liquidation, to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders and common stockholders in the event of a default under the debt facilities or under other circumstances.

In addition, our charter currently authorizes the issuance of up to 600,000,000 shares of capital stock, of which 500,000,000 shares are designated as common stock and 100,000,000 shares of preferred stock in one or more classes or series. Of the shares designated as preferred stock, 11,300,000 have been classified as Series A Preferred Stock and 16,000,000 have been classified as Series B Preferred Stock. Subject to limitations prescribed by Maryland law and our charter, our Board is authorized to issue, from our authorized but unissued shares of capital stock, common stock and preferred stock in such classes or series as our Board may determine and to establish from time to time the number of shares to be included in any such class or series. We may issue shares of common stock and additional shares of Series B Preferred Stock as well as shares of Series A Preferred Stock or other shares of preferred stock on parity with the Series B Preferred Stock without the consent of the holders of shares of Series B Preferred Stock or our common stock. Our Board may elect to, among other things, sell additional shares in future public offerings and issue equity interests in private offerings, or issue shares to sellers of investments or properties we directly or indirectly acquire instead of, or in addition to, cash consideration. The issuance of additional shares of Series B Preferred Stock, shares of Series A Preferred Stock or other shares of preferred stock on parity with or senior to the Series A Preferred Stock and the Series B Preferred Stock would dilute the interests of the holders of Series B Preferred Stock, and any issuance of preferred stock on a parity with or senior to the Series B Preferred Stock or equity or debt securities convertible into preferred stock with a distribution preference over the Series B Preferred Stock or additional indebtedness, could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Similarly, the issuance of additional shares of common stock or convertible or exchangeable securities, warrants or options would dilute the interests of the holders of common stock, and any issuance of securities senior to the common stock or additional indebtedness, could affect our ability to pay dividends on such common stock. Further, depending upon the terms of such transactions, most notably the offering price per share, existing stockholders may also experience a dilution in the book value of their investment in us. The issuance of shares of our common stock upon redemption of Series B Preferred Stock also may have the effect of reducing our net income per share (or decreasing our net loss per share). Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities.

None of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect a holder of Series B Preferred Stock.

Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

The Company’s 5.75% Senior Unsecured Notes due 2026 (the “5.75% Notes”), the OP’s 7.50% Senior Unsecured Notes due 2025 (the “OP Notes”) and future offerings of debt securities or shares of our capital stock expressly designated as ranking senior to our Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect value of our Series B Preferred Stock.

The indenture governing the 5.75% Notes and the note purchase agreements governing the OP Notes restrict our operating flexibility and if we decide to issue additional debt securities or shares of our capital stock, including traded or non-traded preferred stock, expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in the future, it is possible that those securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable debt securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities or shares of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series B Preferred Stock will bear the risk of our future offerings reducing the value of the Series B Preferred Stock and diluting the value of their share holdings in us.

The Series B Preferred Stock has not been rated.

The Series B Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the value of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Series B Preferred Stock.

In the event a holder of our Series B Preferred Stock exercises their redemption option we may redeem such shares of Series B Preferred Stock either for cash, or for shares of our common stock, or any combination thereof, in our sole discretion.

If we choose to redeem shares of our Series B Preferred Stock for common stock, the holder will receive shares of our common stock and therefore be subject to the risks of ownership thereof. Ownership of shares of our Series B Preferred Stock will not give you the rights of holders of our common stock. Until and unless you receive shares of our common stock upon redemption, you will have only those rights applicable to holders of our Series B Preferred Stock.

Dividend payments on the Series B Preferred Stock are not guaranteed. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.

Although dividends on the Series B Preferred Stock are cumulative, our Board must approve the actual payment of such distributions. Distributions declared by us will be authorized by our Board in its sole discretion out of assets legally available for distribution. Our Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our Board could do so for any reason, and may be prohibited from doing so or may determine not to do so in the following instances, among others:

● poor historical or projected cash flows or earnings;

● the need to make payments on our indebtedness;

● concluding that payment of distributions on any or all such series of preferred stock would cause us to breach the terms of any indebtedness or other instrument or agreement;

● the capital requirements or financial condition of the Company;

● determining that the payment of distributions would violate applicable law regarding unlawful distributions to stockholders’; or

● other factors as our Board may deem relevant from time to time.

We may have to fund distributions from working capital, borrow to provide funds for such distributions, use proceeds of future offerings or sell assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital would restrict our operations. If we are required to sell assets to fund dividends, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund dividends, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay dividends in the future.

We intend to use the net proceeds from the offering of the Series B Preferred Stock to fund future investments and for other general corporate purposes, but the offering will not be conditioned upon the closing of pending property investments and we will have broad discretion to determine alternative uses of proceeds.

We intend to use the net proceeds from the offering to fund future investments and for other general corporate purposes. However, the offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from the offering, and holders of our Series B Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of proceeds from the offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

The Series B Preferred Stock will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series B Preferred Stock, for cash or equal value of shares of our common stock, beginning on the first day of the month following the second anniversary of the issuance date. Any such redemptions may occur at a time that is unfavorable to holders of such preferred stock. We may have an incentive to voluntarily redeem shares of Series B Preferred Stock, if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the Series B Preferred Stock. Given the potential for early redemption of the Series B Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series B Preferred Stock may be lower than the return previously obtained from the investment in such shares. The trading price of the common stock, for which the Series B Preferred Stock may be redeemed, may be volatile and may expose investors to additional volatility risk.

There is a no guarantee we will exercise our option to redeem all or a portion of the Series B Preferred Stock in connection with a Change of Control.

Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. If we were to determine to liquidate all or a portion of our portfolio quickly, for example in order to complete a cash redemption of Series B Preferred Stock in connection with a Change of Control, we may realize significantly less than the value at which we have previously recorded our investments.

Holders of the Series B Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series B Preferred Stock and dividends payable on such shares decline.

Holders of the Series B Preferred Stock have extremely limited voting rights.

The voting rights of holders of shares of Series B Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Holders of Series B Preferred Stock have certain limited voting rights with respect to amendments to our charter (including the Articles Supplementary establishing the Series B Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Stock and with respect to the authorization, creation or increase in the number of shares of any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up. Other than in these limited circumstances, holders of Series B Preferred Stock will generally not have voting rights.

The amount of the liquidation preference is fixed and holders of Series B Preferred Stock will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, whether or not authorized or declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts.

Our charter, including the Articles Supplementary establishing the Series B Preferred Stock, contains restrictions upon ownership and transfer of such preferred stock and shares of our common stock which may be issued upon the redemption of shares of Series B Preferred Stock, at the Company’s option.

Our charter contains restrictions on the ownership and transfer of all classes or series of our stock, including the Series B Preferred Stock, that are intended to assist us in complying with the requirements for qualification as a REIT. Unless exempted by our Board, our charter provides, among other things, that subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code more than 6.2% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 6.2% in value of the aggregate of the outstanding shares of our capital stock, including the Series B Preferred Stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to a purchase of shares of our Series B Preferred Stock.

Our ability to pay dividends or redeem shares is limited by the requirements of Maryland law.

Our ability to pay dividends on or redeem shares of the Series B Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series B Preferred Stock. The terms of the Series B Preferred Stock provide that in determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Company’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. However, with respect to other limitations pursuant to the requirements of Maryland law, any dividends or redemption payments may be delayed or prohibited.

If our common stock and the Series A Preferred Stock are no longer listed on the NYSE or another national securities exchange, we may be required to terminate any continuous offering(s) of Series B Preferred Stock.

The Series B Preferred Stock are “covered securities” and therefore are not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on the NYSE. If our common stock and the Series A Preferred Stock are no longer listed on the NYSE or another appropriate exchange, we may be required to register any offering of Series B Preferred Stock in any state in which such offering was subsequently made. This could require the termination of any continuous offering(s) of Series B Preferred Stock and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering amounts are sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

To the extent that our distributions represent a return of capital for tax purposes, stockholders may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their shares of Series B Preferred Stock.

The dividends payable by us on the Series B Preferred Stock may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock and then, to the extent of any excess over the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock, as capital gain. Any distribution that is treated as a return of capital will reduce the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock, and subsequent sales (including cash redemptions) of such stockholder’s Series B Preferred Stock will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis.

Holders may recognize dividend income on constructive dividends without a corresponding cash payment.

If the redemption price of a share of our Series B Preferred Stock exceeds its issue price by more than a de minimis amount, the amount of such excess may be deemed to be a constructive distribution (treated as a dividend to the extent of our current and accumulated earnings and profits and otherwise subject to the treatment of actual distributions) taken into account ratably on an economic accrual basis. Such amount will be taxable as a dividend to the extent of our current and accumulated earnings and profits and will otherwise be subject to the treatment of distributions. In addition, to the extent there are accrued and unpaid dividends as of the date of redemption of our shares, the Internal Revenue Service may take the position that the amount thereof should be treated as an additional redemption premium for purposes of this analysis. Our determination of whether there is a constructive distribution for purposes of Section 305(c) of the Code is binding on our stockholders unless the stockholder discloses it on its tax return.

Shares of Series B Preferred Stock may be redeemed for shares of our common stock, which rank junior to the Series B Preferred Stock with respect to dividends and upon liquidation.

Beginning on the first day of the month following the original issuance of any share of Series B Preferred Stock, the holders of shares of Series B Preferred Stock may require us to redeem such shares and, beginning on the first day of the month following the second anniversary of the original issuance date the Company at its option may redeem all or some portion of the outstanding Series B Preferred Stock, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. We may opt to pay the redemption price in shares of our common stock. The rights of the holders of shares of Series B Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on shares of our Series B Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our Company, the holders of shares of our Series B Preferred Stock are entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, in each case prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities.

We established the offering price for the Series B Preferred Stock pursuant to discussions among us and our affiliated dealer manager; as a result, the actual value of an investment in the Series B Preferred Stock may be substantially less than the amount paid.

The selling price of the Series B Preferred Stock was determined pursuant to discussions among us and the dealer manager, which is an affiliate of the Manager, based upon the following primary factors at the time of the offering: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the state of our development; the prevailing condition of the equity securities market; the state of the market for non-traded REIT securities distributed through independent broker-dealers and registered investment advisers; and market valuations of public companies considered comparable to us. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that an investor in the Series B Preferred Stock would receive upon liquidation.

The dealer manager’s relationship with us and the payment to it of substantial commissions and fees in connection with this offering may cause a conflict of interest and may hinder the dealer manager’s performance of its due diligence obligations.

In connection with this offering, we will enter into a dealer manager agreement with NexPoint Securities, an affiliate of the Manager, which will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to participating broker-dealers. As dealer manager, NexPoint Securities has certain obligations under federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering. NexPoint Securities’ affiliation with the Manager and us may cause a conflict of interest for NexPoint Securities in carrying out its due diligence obligations. Thus, you will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The absence of an independent due diligence review and investigation by NexPoint Securities increases the risk and uncertainty of your investment because NexPoint Securities may not have uncovered facts that would be important to a potential investor in the Series B Preferred Stock. In addition, the payment of substantial commissions and fees to the dealer manager, which is an affiliate of our Manager, may increase the risk that you will not earn a profit on your investment.

If we fail to pay dividends to holders of our preferred stock or otherwise lose our eligibility to file registration statements on Form S-3 with the SEC, it may impair our ability to raise capital in this offering.

This prospectus supplement and accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC. If we do not pay dividends to holders of our preferred stock or otherwise lose our Form S-3 eligibility, it may impair our ability to raise capital in this and other offerings. Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Exchange Act. In addition, Form S-3 enables eligible issuers to conduct primary offerings “off the shelf” under Rule 415 of the Securities Act. The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditious and efficient manner than raising capital in a standard registered offering pursuant to a registration statement on Form S-11.

Compliance with Reg BI by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Pursuant to Reg BI, broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer.

A retail customer is any natural person, or the legal representative of such person, who received a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that broker-dealers and their associated persons act in the best interest of retail customers when recommending any securities transaction or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to investment recommendations.

The full impact of Reg BI on participating broker-dealers cannot be determined at this time and it may negatively affect whether participating broker-dealers and their associated persons recommend this offering to certain retail customers or the amount of Series B Preferred Stock which is recommended to such customers. In particular, under SEC guidance regarding Reg BI, a participating broker-dealer recommending an investment in the Series B Preferred Stock should consider a number of factors under the duty of care obligation of Reg BI, including, but not limited to, the cost and complexity of the investment and reasonably available alternatives, in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to the Series B Preferred Stock, many of which likely exist, our ability to raise capital will be adversely affected. You should ask your broker-dealer or other financial professional about whether reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and that may be available for lower or no commission. If Reg BI reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.

USE OF PROCEEDS

The table below estimates the proceeds raised in this offering assuming that we sell all remaining 7,881,334 shares of Series B Preferred Stock at the public offering price of $25.00 and that no shares of Series B Preferred Stock are sold in our “friends and family” program. We are not making any representations as to the actual outcome of this offering, as the number of shares of Series B Preferred Stock sold is uncertain and may differ significantly from what is shown on the tables below. For more information regarding the fees payable by us in this offering, see “Plan of Distribution.”

Estimated Proceeds of Offering

	Offering
	Maximum Amount	Percent
Aggregate gross offering proceeds	$197,033,350.00	100.00%
Offering expenses:
Selling commissions(1)	$13,792,334.50	7.00%
Dealer manager fee(1)	$5,911,000.50	3.00%
Other offering expenses(2)	$2,462,916.88	1.25%
Estimated net proceeds	$174,867,098.13	88.75%

(1)

Assumes maximum selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee of 3.0% of aggregate gross offering proceeds from the sale of Series B Preferred Stock in this offering. Our dealer manager will reallow all or any portion of the selling commissions to the participating broker-dealer who sold the shares of Series B Preferred Stock. The amount of the reallowance of selling commissions to any participating broker-dealer will be determined pursuant to the participating broker-dealer agreement. See the “Plan of Distribution” section of this prospectus supplement for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event will such gifts exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation, and the corresponding payments of our dealer manager fee will be reduced by the aggregate value of such items. The aggregate combined selling commissions, dealer manager fee and permissible forms of non-cash compensation, and all other forms of underwriting compensation, for this offering will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to us any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds. With respect to sales of shares of Series B Preferred Stock as part of our “friends and family” program, there will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. The dealer manager may also waive or reduce the dealer manager fee with respect to sales of Series B Preferred Stock in its sole discretion. In the event that an investor purchases shares of Series B Preferred Stock net of selling commissions and/or the dealer manager fee is waived or reduced, the net proceeds to us from this offering will not be affected. See “Plan of Distribution” in this prospectus supplement.

(2)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series B Preferred Stock, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series B Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with the offering. All organization and offering expenses, including selling commissions, the dealer manager fee, non-cash compensation, and all other forms of underwriting compensation, are not expected to exceed 11.25% of the aggregate gross offering proceeds, though the amount of such expenses may exceed the expected amount as long as such expenses would not cause the cumulative selling commissions, dealer manager fee, permissible forms of non-cash compensation, all other forms of underwriting compensation, and issuer organization and offering expenses to exceed 15.0% of the aggregate gross offering proceeds of this offering (“FINRA’s 15.0% cap”) pursuant to FINRA Rule 2310(b)(4)(B)(i).

We intend to contribute the net proceeds from the issuance of sales of our Series B Preferred Stock to our OP in exchange for Series B Preferred Units. Our OP intends to use the net proceeds contributed by us to repay the Raymond James Loan (as defined below) and for general corporate purposes, which may include funding investments and repaying amounts outstanding under our debt obligations.

On May 20, 2024, the OP entered into a loan agreement with Raymond James Bank, N.A. (“Raymond James Bank”), as lender, providing for a loan in the aggregate principal amount of $75,000,000 (the “Raymond James Loan”). The Raymond James Loan bears interest at term secured overnight financing rate plus 6.50%, is interest only during the term of the loan and matures on May 20, 2025. The Company has the option to extend the maturity date for one six-month period. To extend, the OP cannot be in default, must meet certain financial covenants and needs to pay a fee of 1.00% of the outstanding principal balance as of the maturity date. The Raymond James Loan is secured by certain equity interests held indirectly by the OP and is guaranteed by the Company. Pursuant to the Raymond James Loan, the OP must pay to Raymond Jams Bank 100% of the net capital proceeds of any capital event, including common and preferred equity issuances, to permanently reduce the then-outstanding principal of the Raymond James Loan. The Raymond James Loan contains customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained therein, defaults in payments under any other security interest, and bankruptcy or other insolvency events. As of September 30, 2024, the outstanding balance of the Raymond James Loan was $75 million. The Company used the proceeds of the Raymond James Loan to fund additional investments pursuant to the Company’s business plan.

Our OP may invest the net proceeds contributed by us in interest-bearing accounts and short-term, interest-bearing securities, or in any other manner that is consistent with our intention to qualify for taxation as a REIT and maintain our exclusion from registration under the Investment Company Act.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following description summarizes the material provisions of the Series B Preferred Stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter, including the Articles Supplementary establishing the Series B Preferred Stock which were filed with the State Department of Assessments and Taxation of Maryland, and the SEC on Form 8-K on November 2, 2023, and our bylaws and applicable provisions of Maryland law. For a more complete description of certain provisions of Maryland law, our charter and our bylaws, see “Description of Capital Stock” beginning on page 4 of the accompanying prospectus and “Certain Provisions of Maryland Law and our Charter and Bylaws” beginning on page 17 of the accompanying prospectus.

General

We are currently authorized to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series, of which our Board previously classified 11,300,000 shares as Series A Preferred Stock. Our Board has additionally classified 16,000,000 shares of preferred stock as Series B Preferred Stock, of which 16,000,000 have been authorized for issuance. As of the date hereof, we have issued 8,118,666 shares of Series B Preferred Stock. Accordingly, 7,881,334 shares of Series B Preferred Stock may be issued and sold in connection with this offering. Each class or series of our preferred stock will have the designations, voting powers, preferences, conversion or other rights, qualifications, limitations, restrictions, terms and conditions of redemption, and other terms as Maryland law may permit and our Board may determine by adoption of applicable articles supplementary to our charter. Our Board may, without notice to or the consent of holders of Series B Preferred Stock, authorize the issuance and sale of additional shares of Series B Preferred Stock and authorize and issue additional shares of Junior Stock or Parity Stock from time to time.

There is no established public trading market for the offered shares of Series B Preferred Stock and we do not expect a market to develop. We do not intend to apply for a listing of the Series B Preferred Stock on any national securities exchange.

The transfer agent, registrar and dividend disbursement agent for the Series B Preferred Stock is Equiniti Trust Company, LLC.

Ranking

Our Series B Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

• senior to all classes or series of our common stock and to any other class or series of Junior Stock issued in the future unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock;

• on parity with our Parity Stock; and

• junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to payment of or provision for our debts and other liabilities.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock if any such class or series is authorized in the future, the holders of Series B Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us out of legally available funds, cumulative cash dividends on each share of Series B Preferred Stock at an annual rate of 9.00% of the liquidation preference (each, a “Series B Cash Dividend”). We expect Series B Cash Dividends will be authorized and declared on a quarterly basis, payable monthly on the 5th day of each month (or if such payment date is not a business day, on the immediately succeeding business day, with the same force and effect as if made on such date) to holders of record on the 25th day of the prior month (or if such record date is not a business day, on the immediately preceding business day, with the same force and effect as if made on such date), unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so or we are contractually unable to or our governing documents prevent us from doing so.

If a share of the Series B Preferred Stock is issued prior to the record date for the Series B Cash Dividend Period (defined below) in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the Series B Cash Dividend Period in which such share is issued. If a share of the Series B Preferred Stock is issued after the record date for the Series B Cash Dividend Period in which such share is issued, the Series B Cash Dividends payable on such share will begin accruing on, and be cumulative from and including, the first day of the first Series B Cash Dividend Period commencing after its issuance. A “Series B Cash Dividend Period” will be the respective period commencing on and including the first day of each month and ending on and including the day preceding the first day of the next succeeding Series B Cash Dividend Period.

The timing and amount of any dividends on the Series B Preferred Stock will be determined by our Board, in its sole discretion, and may vary from time to time. All such dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board or declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.

When cumulative dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Stock, all dividends declared upon the Series B Preferred Stock and any class or series of Parity Stock will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such class or series of Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such class or series of Parity Stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Stock does not have a cumulative dividend) bear to each other.

Holders of shares of our Series B Preferred Stock are not entitled to any dividend in excess of full dividends on shares of our Series B Preferred Stock. Unless full dividends on shares of our Series B Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment, we will not:

• declare and pay or declare and set apart for payment dividends or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to, any shares of our common stock or any class or series of Junior Stock or Parity Stock (other than dividends or distributions paid in Junior Stock or options, warrants or rights to purchase such shares) for any period; or

• except by conversion into or exchange for shares of Junior Stock or options, warrants or rights to purchase such shares, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock and all holders of Parity Stock, redeem, purchase or otherwise acquire for any consideration (other than a redemption, purchase or other acquisition of common stock for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of the Company or any subsidiary thereof, or a redemption, purchase or acquisition of Parity Stock or Junior Stock as permitted under Article VII of our charter) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our common stock or any class or series of our stock ranking junior to or on parity with the Series B Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Company’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series B Preferred Stock will be the amount that the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the Total Dividends. The Company may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of Series B Preferred Stock would include in income their appropriate share of the Company’s undistributed long-term capital gains, as designated by the Company.

Holders of shares of our Series B Preferred Stock are not eligible to participate in any future distribution reinvestment plan for the Company’s common stock solely by virtue of their status as holders of Series B Preferred Stock.

Redemption at Option of Holders

Beginning on the first day of the month following the date of original issuance, holders will have the right to require the Company to redeem shares of Series B Preferred Stock at a redemption price equal to the liquidation preference less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

The redemption fee will be equal to:

• Beginning on the first day of the month following the date of original issuance of the shares to be redeemed: 12% of the liquidation preference

• Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares to be redeemed: 9% of the liquidation preference

• Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares to be redeemed: 6% of the liquidation preference

• Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be redeemed: 3% of the liquidation preference

• Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be redeemed: 0% of the liquidation preference

If a redemption date for a redemption at the option of the holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Stock that will be redeemed at the option of the holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

If a holder of Series B Preferred Stock causes the Company to redeem such shares of Series B Preferred Stock pursuant to a redemption at their option, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

In addition, aggregate optional redemptions by holders of the Series B Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Series B Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Series B Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Series B Preferred Stock will be redeemed per fiscal year.

Redemptions pursuant to an optional redemption by the Company or in connection with a Change of Control (described below) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series B Preferred Stock. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

If, after applying these redemption limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series B Preferred Stock to be redeemed is less than the number of shares of Series B Preferred Stock submitted for redemption by a holder, the excess shares of Series B Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to redemption.

Redemption of the Series B Preferred Stock will be made at the option of the holder upon delivery by the holder of a duly completed notice to the Redemption and Paying Agent or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to restrictions, we will redeem upon notice from the holder shares of Series B Preferred Stock, beginning on the first day of the month following the first anniversary of the date of original issuance of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. We must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of the Board in its sole discretion. Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the liquidation preference, and beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the liquidation preference, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

If a redemption date for a redemption in connection with an optional redemption following death or qualifying disability of a holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Stock that will be redeemed in connection with an optional redemption following death or qualifying disability of a holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

In order for the Company to redeem shares of Series B Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the shares of Series B Preferred Stock to be redeemed or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the redemption notice must be received by the Company within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iii) the redemption notice must be given by (A) in the case of the death of a holder, a recipient of the shares of Series B Preferred Stock through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability will have occurred after the date that the holder became a holder of shares of Series B Preferred Stock and (D) the condition causing the disability will have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Company may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

If a holder of Series B Preferred Stock causes the Company to redeem such shares of Series B Preferred Stock pursuant to an optional redemption following death or qualifying disability, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption.

Our ability to redeem shares of Series B Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available to fund such cash redemption. Further, our obligation to redeem any of the shares of Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of shares of Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which we are a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder.

Redemption of the Series B Preferred Stock will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to the Redemption and Paying Agent or through the procedures of DTC, which will be irrevocable except upon written consent of the Company, in compliance with the requirements above and the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be a date selected by the Company in its discretion that is within 45 days of the date the Company receives a redemption notice from the holder.

Optional Redemption by the Company

Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If we choose to redeem any shares of Series B Preferred Stock, for so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we will have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Company’s redemption right, the shares of Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Company’s charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

Unless full cumulative dividends on all shares of Series B Preferred Stock for all past Series B Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or shares of common stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series B Preferred Stock will be redeemed at the option of the Company unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Company will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing will not prevent the redemption or purchase by the Company of shares of Series B Preferred Stock pursuant to Article VII of the charter or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock.

If a redemption date for a redemption at the option of the Company falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Stock that will be redeemed at the option of the Company will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

Notwithstanding the foregoing, the Company may redeem or purchase shares of Series B Preferred Stock at any time to ensure that it continues to meet the requirements for qualification as a REIT pursuant to Article VII of its charter. If the Company calls for redemption of any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the charter, then the redemption price will be an amount equal to the liquidation preference per share, plus an amount equal to accrued but unpaid cash dividends on the Series B Preferred Stock, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in Article VII of the charter. The Company will not be required to provide advanced notice to the holder of Series B Preferred Stock in the event such holder’s Series B Preferred Stock is redeemed in order for the Company to qualify or maintain the qualification of the Company as a REIT for U.S. federal income tax purposes.

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of Series A Preferred Stock by tender or by private agreement.

Change of Control Redemption by the Company

Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock, on a date specified by the Company no later than 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

● the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than a Permitted Holder, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

● following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depository receipts representing such common securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

For purposes of the definition of Change of Control, a Permitted Holder includes the Manager and its affiliates.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Company’s redemption right, the shares of Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Company determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Company’s charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

Unless full cumulative dividends on all shares of Series B Preferred Stock for all past Series B Cash Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or shares of common stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series B Preferred Stock will be redeemed at the option of the Company in connection with a Change of Control unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Company will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, Junior Stock); provided, however, that the foregoing will not prevent the redemption or purchase by the Company of shares of Series B Preferred Stock pursuant to Article VII of the charter or otherwise in order to ensure that the Company remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock.

If a redemption date for a redemption at the option of the Company in connection with a Change of Control falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Stock that will be redeemed at the option of the Company in connection with a Change of Control will be entitled to an amount equal to the dividends accruing after the end of the Series B Cash Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

Company Notice of Redemption

If the Company elects to redeem Series B Preferred Stock pursuant to an optional redemption or in connection with a Change of Control, the Company will deliver a written notice of redemption to all, but not less than all, of the holders of record of shares of Series B Preferred Stock to be redeemed. We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption no fewer than seven days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

• the redemption date;

• the redemption price on a per share basis;

• the CUSIP number(s) of the shares of Series B Preferred Stock to be redeemed;

• that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;

• if a redemption at our option, that the Series B Preferred Stock is being redeemed pursuant to our option;

• if a redemption in connection with a Change of Control, that the Series B Preferred Stock is being redeemed pursuant to our option in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

• any conditions to the redemption.

Rights Following Redemption

If we (i) have given or received a notice of redemption, (ii) (1) if the shares of Series B Preferred Stock will be redeemed in cash, have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption or (2) if the shares of Series B Preferred Stock will be redeemed with shares of common stock, the Redemption and Paying Agent has been instructed in writing that the shares of Series B Preferred Stock will be redeemed in shares of common stock and (iii) have given irrevocable instructions to pay or issue the redemption price, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the redemption date, without interest.

Any shares of Series B Preferred Stock that will at any time have been redeemed, repurchased or otherwise acquired by the Company will, after such redemption or acquisition, have the status of authorized but unissued shares of Series B Preferred Stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment will be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, the liquidation preference equal to $25.00 per share, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of payment, pari passu with the holders of shares of our Series A Preferred Stock and any other class or series of our capital stock ranking on parity with the Series B Preferred Stock as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of the Series B Preferred Stock and any class or series of Parity Stock will be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such class or series of Parity Stock will in all cases bear to each other the same ratio that the liquidating distributions per share on the Series B Preferred Stock and such class or series of Parity Stock bear to each other.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of our Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into another entity, the consolidation or merger of another entity with or into us, a statutory share exchange by us or a sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Holders of our Series B Preferred Stock have no voting rights, except as set forth in the Articles Supplementary establishing the Series B Preferred Stock.

So long as any shares of Series B Preferred Stock remain outstanding, we will not:

●

authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class; or

●

amend, alter or repeal the provisions of our charter (including the Articles Supplementary establishing the Series B Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, or other event, as such term is defined in the Articles Supplementary, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of Series B Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to those of the Series B Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of Series B Preferred Stock or the holders thereof. In addition, any increase in the amount of authorized Series B Preferred Stock or the creation or issuance or increase in the amounts authorized of any other class or series of our Parity Stock or Junior Stock, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof. In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed all outstanding shares of Series B Preferred Stock.

In any matter in which the holders of Series B Preferred Stock are entitled to vote separately as a single class, each such holder will have the right to one vote for each share of Series B Preferred Stock held by such holder. If the holders of our Series B Preferred Stock and any other class or series of our Parity Stock, including our Series A Preferred Stock, are entitled to vote together as a single class on any matter, such holders of the Series B Preferred Stock and the shares of the other class or series of our Parity Stock, including the Series A Preferred Stock, will have one vote for each $25.00 of liquidation preference.

Liquidity Events

The purchase of shares of our Series B Preferred Stock is intended to be a long term investment. There is currently no public trading market for shares of our Series B Preferred Stock, and one may never exist. As a result, our shares of Series B Preferred Stock should be considered as having only limited liquidity and may be illiquid. If you sell your stock, any such sales may be made at a loss.

Exchange Listing

We do not plan on making an application to list the shares of our Series B Preferred Stock on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series B Preferred Stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Articles Supplementary establishing the Series B Preferred Stock provide that the ownership and transfer limitations described in “Description of Capital Stock-Restrictions on Ownership and Transfer” in the accompanying prospectus apply to ownership and transfer of shares of Series B Preferred Stock pursuant to Article VII of our charter, under which, among other things, shares of Series B Preferred Stock owned by a stockholder in excess of an ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board may, in its sole discretion, exempt a person from an ownership limit, as described in “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Ownership limits also apply to shares of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series B Preferred Stock, no holder of shares of the Series B Preferred Stock is entitled to receive shares of our common stock upon the redemption of the holder’s Series B Preferred Stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter.

Preemptive Rights

No holders of Series B Preferred Stock will, as the holders thereof, have any preemptive rights to purchase or subscribe for our common stock or any other security of our Company.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series B Preferred Stock in light of their personal investment or tax circumstances.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series B Preferred Stock and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Redemption of Series B Preferred Stock

A redemption of Series B Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series B Preferred Stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Disposition of Shares of Our Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the interest of the U.S. Holder (as defined in the accompanying prospectus) in our stock, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series B Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series B Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series B Preferred Stock that you still hold (or that are held by a person related to you).

PLAN OF DISTRIBUTION

General

We are offering a maximum of 7,881,334 shares of our Series B Preferred Stock through NexPoint Securities, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Series B Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Series B Preferred Stock. Each share of Series B Preferred Stock will be sold at a public offering price of $25.00 per share.

The termination date for this offering is the earlier of (i) December 29, 2026 (which is the third anniversary of the effective date of the registration statement of which this prospectus supplement and accompanying prospectus form a part), unless earlier terminated or extended by our Board, and (ii) the date on which all of the shares of Series B Preferred Stock offered in this offering are sold. Should this offering continue beyond December 29, 2026, we will file a new registration statement and supplement or amend this prospectus supplement accordingly. We may terminate this offering at any time or may offer shares of the Series B Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.

We will sell shares of Series B Preferred Stock in this offering using two closing services provided by the DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of Series B Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent as set forth in the subscription agreement. In addition, such investors will pay the full purchase price for their shares to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “—Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.

Our dealer manager, NexPoint Securities, is a registered broker-dealer and member firm of FINRA. Our dealer manager is an affiliate of the Manager and is controlled and majority owned by James Dondero, who is chairman of the Board and President of the Company. Mr. Dondero also controls and is the sole beneficiary of a trust that owns our Sponsor and indirectly owns our Manager. Mr. Dondero may be deemed to be the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% the outstanding shares of our common stock as of March 14, 2025. NexPoint Securities is a Delaware corporation with a principal business address of 200 Crescent Court, Suite 700, Dallas, Texas 75201 and its telephone number is (833) 697-6246.

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay to NexPoint Securities selling commissions of up to 7.0% of the aggregate gross offering proceeds from this offering. We will also pay to NexPoint Securities a dealer manager fee of up to 3.0% of the aggregate gross offering proceeds from this offering as compensation for acting as dealer manager. As dealer manager, NexPoint Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with this offering. Our dealer manager will also coordinate our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of this offering, our investment strategies, material aspects of our operations, and subscription procedures. The combined selling commission, dealer manager fee and permissible forms of non-cash compensation in this offering, and all other forms of underwriting compensation, will not exceed FINRA’s 10.0% cap. Our dealer manager will repay to the Company any excess payments made to our dealer manager over FINRA’s 10.0% cap if this offering is abruptly terminated before reaching the maximum amount of offering proceeds.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged by a potential investor for investment advice as an inducement for such investment adviser to advise favorably for an investment in the Series B Preferred Stock unless such person is a registered broker-dealer or associated with such a broker-dealer. We will not pay referral or similar fees to any accountants, attorneys or other persons not registered as a broker-dealer in connection with the distribution of the Series B Preferred Stock.

We expect NexPoint Securities to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares of Series B Preferred Stock. NexPoint Securities may reallow all or any portion of its selling commissions attributable to a participating broker-dealer. NexPoint Securities may also reallow a portion of the dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a non-accountable marketing allowance. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion and may be based on such factors as:

●	the volume of sales estimated to be made by the participating broker-dealer; and

●	the participating broker-dealer’s agreement to provide one or more of the following services:

o	providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in the promotion of this offering;

o

responding to investors’ inquiries concerning monthly statements, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status and the markets in which we have invested;

o	assisting investors with redemptions; and

o	providing other services requested by investors from time to time and maintaining the technology necessary to service investors.

Also, NexPoint Securities may enter into referral agreements with third-party broker-dealers and reallow a portion of its dealer manager fee to such referring broker-dealers.

In addition to reallowing all or a portion of the dealer manager fee to participating broker-dealers as a non-accountable marketing allowance, the dealer manager fee will also be used for certain costs included in FINRA’s 10.0% cap, such as the cost of the following activities:

●	travel and entertainment expenses;

●	compensation of our dealer manager’s employees in connection with wholesaling activities, including but not limited to their travel expenses, meals and lodging;

●	expenses incurred in coordinating broker-dealer seminars and meetings;

●	wholesaling expense reimbursements paid by NexPoint Securities or its affiliates to other entities;

●	the national and regional sales conferences of the participating broker-dealers;

●	training and education meetings for registered representatives of our participating broker-dealers; and

●

permissible forms of non-cash compensation to registered representatives of the participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

If the selling commissions and dealer manager fees reallowed to participating broker-dealers are insufficient to cover these costs, then we or our affiliates will pay such costs. However, in no event will such costs together with selling commissions, dealer manager fees and permissible forms of non-cash compensation, and all other forms of underwriting compensation, exceed FINRA’s 10.0% cap.

Sales of Series B Preferred Stock

We will not pay any selling commissions in connection with the sale of shares of Series B Preferred Stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or sales of shares of Series B Preferred Stock otherwise made to a client of an investment advisor through such advisor. The amount of selling commissions payable with respect to the sale of their shares of Series B Preferred Stock may be reduced or eliminated (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. A dealer manager fee will still be charged in these fixed or “wrap” fee arrangements. The dealer manager reserves the right, in its sole discretion, to waive or reduce the dealer manager fee in connection with these sales or otherwise. In the event that an investor purchases shares of Series B Preferred Stock net of selling commissions and/or the dealer manager fee is waived or reduced, the net proceeds to us will not be affected, and each share of Series B Preferred Stock sold pursuant to this arrangement will have an initial liquidation preference of $25.00.

In the event our dealer manager enters into a participating broker-dealer agreement that provides for less than a 7.0% selling commission to be paid to the participating broker-dealer, we will reduce the public offering price per share of Series B Preferred Stock in this offering on sales made by such participating broker-dealer by an amount equal to the reduction in commissions paid to such participating broker-dealer as exemplified in the table below.

The table below provides examples of various possible offering prices within the established range of $23.25 to $25.00 per share of Series B Preferred Stock only at 100 basis point intervals of the corresponding selling commission percentage and assuming no reduction in the dealer manager fee. The selling commissions received by the participating broker-dealers in connection with the Series B Preferred Stock will never exceed 7.0% of the aggregate gross offering proceeds. The net proceeds to us from this offering will not be affected by the reduction in commissions and corresponding reduction in the offering price per share of Series B Preferred Stock on such sales.

Selling Commission	Public Offering Price per Share of Series B Preferred Stock
7.0%	$25.00
6.0%	$24.75
5.0%	$24.50
4.0%	$24.25
3.0%	$24.00
2.0%	$23.75
1.0%	$23.50
0.0%	$23.25

Additional information related to the fixed prices being offered to the public and which participating broker-dealers are selling the Series B Preferred Stock at such prices may be obtained by contacting Investor Services.

As part of our “friends and family” program, we may sell shares of Series B Preferred Stock to our Manager and its affiliates, our directors and officers, the families of or persons or entities having prior relationships with any of the foregoing, or persons who are selected by the dealer manager in consultation with the Company. As used herein, we consider a family member to be a spouse, parent, stepparent, child, stepchild, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons, and includes adoptive relationships. There will be no selling commissions with respect to any such sales and the dealer manager may in consultation with the Company waive or reduce the dealer manager fee. As a result, the public offering price per share of Series B Preferred Stock sold in our “friends and family” program will be decreased by an amount equal to the discount. The dealer manager in consultation with the Company will make all final determinations regarding whether an individual or entity falls within the friends and family category and whether the dealer manager fee will be waived or reduced, including the extent of any reduction. The dealer manager will serve as the broker-dealer of record for these sales. The net proceeds to us will not be affected by reducing the compensation payable in connection with such sales. “Friends and family” program investors will be expected to hold their Series B Preferred Stock for investment and not with a view towards distribution.

Underwriting Compensation

The table below sets forth the nature and estimated amount of selling commission and dealer manager fees assuming we sell all the shares of Series B Preferred Stock offered hereby and that no shares of Series B Preferred Stock are sold in our “friends and family” program.

Selling commissions (maximum)	$13,792,334.50
Dealer manager fee (maximum)	$5,911,000.50
Total(1)	$19,703,335.00

(1) We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, as described in “Compensation of Dealer Manager and Participating Broker-Dealers” above. The value of such items will be considered underwriting compensation in connection with this offering. The dealer manager’s legal expenses will be paid by the dealer manager from the dealer manager fee.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and NexPoint Securities against certain civil liabilities, including certain liabilities arising under the Securities Act, the Exchange Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We do not expect the actual amount of organization and offering expenses incurred in connection with this offering to exceed 1.25% of aggregate gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as said expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed FINRA’s 15.0% cap. Organization and offering expenses includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Series B Preferred Stock, including expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses, charges of transfer agents, registrars and experts and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Series B Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We may reimburse the dealer manager or our other affiliates for any other expenses incurred on our behalf in connection with this offering. All organization and offering expenses, including selling commissions, the dealer manager fee and non-cash compensation, are not expected to exceed 11.25% of the aggregate gross offering proceeds of this offering, though the amount of such expenses may exceed the expected amount as long as such expenses would not cause the cumulative selling commissions, dealer manager fee, permissible forms of non-cash compensation, and issuer organization and offering expenses to exceed FINRA’s 15.0% cap.

We will be responsible for the expenses of issuance and distribution of the shares of Series B Preferred Stock in this offering, including registration fees, printing expenses and the Company’s legal and accounting fees, which we estimate will total approximately $2,462,916.88 (excluding selling commissions and the dealer manager fee).

The dealer manager agreement will terminate automatically upon the termination of this offering, upon the dissolution or liquidation of the Company, or upon the revocation or suspension of the dealer manager’s license or registration to act as a broker-dealer if the same is not cured within ten days. In addition, the dealer manager agreement may be terminated by the Company or the dealer manager upon ten calendar days’ written notice to the other party.

The dealer manager agreement provides that the dealer manager will reallow all or any portion of the selling commissions, subject to federal and state securities laws, to the participating broker-dealers who sold the shares of Series B Preferred Stock, as will be described more fully in the applicable participating broker-dealer agreement.

Settlement Procedures

If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of shares of Series B Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated semimonthly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Series B Preferred Stock by the settlement date, which depends on when you place the order during the semimonthly settlement cycle. This purchase price will not be held in escrow. We reserve the right to reject any order in whole or in part.

Under special circumstances, you have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one we filed with the SEC, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Series B Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

We have the sole right to:

●

determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to participating broker-dealers;

●	limit the total amount of Series B Preferred Stock sold by all participating broker-dealers per closing;

●	limit the total amount of Series B Preferred Stock sold by any one participating broker-dealer per closing; and

●	limit the total number of shares of Series B Preferred Stock sold by any one participating broker-dealer.

Irrespective of whether you purchase shares of Series B Preferred Stock using DTC Settlement or DRS Settlement, by accepting such shares you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, investors may either wire funds to the escrow agent or deliver a check as set forth in the subscription agreement. Wires must be received at least 2 business days in advance, and checks must be received at least 5 business days in advance, of the applicable closing date, in each case unless otherwise provided by the dealer manager and the Company. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part. If rejected, all funds shall be returned to the rejected subscribers. If accepted, the funds will be transferred to the Company on the next closing date. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a semimonthly basis.

Investors purchasing shares of Series B Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow.

In recommending to a potential investor the purchase of shares of the Series B Preferred Stock, each participating dealer who sells shares on our behalf must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer that:

●	the potential investor is or will be in a financial position appropriate to enable to the potential investor to realize to a significant extent the benefits described in the prospectus;

●	the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, and

●	the program is otherwise suitable for the potential investor.

In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance, and other pertinent information. You should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus supplement and accompanying prospectus and have had sufficient time to review them. NexPoint Securities and each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of Series B Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Regulation Best Interest

Pursuant to Reg BI, participating broker-dealers must comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Reg BI includes the general obligation that a participating broker-dealer and its associated persons act in the best interest of retail customers when recommending any securities or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to recommendations.

To satisfy the general Reg BI obligation, the broker-dealer must meet four component obligations:

●

Disclosure Obligation: The participating broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS, which is intended to summarize key information for you about the participating broker-dealer and your relationship with that broker-dealer. The participating broker-dealer’s disclosures to you, including those made through their Form CRS, are different and are separate from the disclosures we provide to investors in this prospectus, which contains information regarding this offering and our company.

●	Care Obligation: The participating broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

●	Conflict of Interest Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

●	Compliance Obligation: The participating broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

As a part of the Care Obligation described above, broker-dealers evaluate reasonably available alternatives in the best interest of their clients. There are likely less costly alternatives to use that are reasonably available to you, through your broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Reg BI, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments that may have lower costs, complexities, and/or risks and may be available for lower or no commission. This standard is different than the quantitative suitability standards required for an investment in the shares of our Series B Preferred Stock and enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.

In addition to Reg BI, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Reg BI, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.

The impact of Reg BI and state fiduciary standards on participating broker-dealers cannot be determined at this time, as little administrative or case law exists under Reg BI and state fiduciary standards and the full scope of their applicability is uncertain and are subject to evolving regulatory guidance.

Minimum Purchase Requirements

For your initial investment in shares of Series B Preferred Stock, you must invest at least $5,000, but purchases of less than $5,000 may be made in the sole discretion of NexPoint Securities, our dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, spouses may jointly contribute funds from their separate IRAs. You should note that an investment in shares of Series B Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Liquidity of Prior Vehicles

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior direct participation programs or REITs sponsored by our Sponsor, in which disclosed in the offering materials was a date or time period at which the program might be liquidated, and whether the prior program(s) in fact liquidated on or around that date and time or during the time period.

Our Sponsor previously sponsored a business development company, NexPoint Capital, Inc., which provided, in part, in its prospectus “We intend to seek to complete a liquidity event within five years following the completion of our offering stage; however, the offering period may extend for an indefinite period. Accordingly, you should consider that you may not have access to the money you invest for an indefinite period of time until we complete a liquidity event.” However, the offering documents also provided that it was not required to complete a liquidity event within five years and could extend the timing of such liquidity event indefinitely. The offering stage was completed in February 2018 and, as of the date of this prospectus, NexPoint Capital, Inc. has not completed a liquidity event. However, the fund has maintained a quarterly tender program since inception and to date, all investors that have requested a tender have received their requested liquidity.

Our Sponsor also previously sponsored a publicly registered unlisted real estate investment trust, NexPoint Multifamily Capital Trust, Inc., which provided, in part, in its prospectus “We intend to begin the process of achieving a liquidity event within two to five years after the completion of this offering. A liquidity event may include a sale of assets to another REIT, a merger into an existing publicly traded REIT or other publicly traded vehicle, or a listing of our shares on a national securities exchange.” NexPoint Multifamily Capital Trust, Inc. did achieve a liquidity event within the disclosed time period in connection with a contribution of assets to another REIT.

In addition, our Sponsor sponsors a publicly registered unlisted REIT, VineBrook Homes Trust, Inc., which provided, in part, in its offering documents that “…we anticipate holding the Portfolio between three and five years after the Initial Closing before embarking on an exit strategy for the Company,” with the Initial Closing defined as November 1, 2018. The offering documents further noted that “[a]lthough we believe three to five years is a prudent duration to hold the Portfolio, the actual duration of each asset in the Portfolio could be shorter or longer depending on market conditions and other internal and external circumstances.” VineBrook Homes Trust, Inc. has not completed a liquidity event as of date of this prospectus supplement.

Our Sponsor also sponsors a non-public REIT, NexPoint Homes Trust, Inc., which provided, in part, in its offering documents that “[w]e anticipate we will not seek a liquidity event for the Company until three to five years after the Initial Closing,” with the Initial Closing defined as June 17, 2022. The offering documents further noted that “[a]lthough we believe three to five years is a prudent duration to hold the Portfolio, the actual duration of each asset in the Portfolio could be shorter or longer depending on market conditions and other internal and external circumstances.” NexPoint Homes Trust, Inc. has not completed a liquidity event as of date of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 22, 2024;
●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 8, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024;

●

our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 29, 2024, April 2, 2024, April 23, 2024, May 3, 2024, May 10, 2024, November 14, 2024, December 27, 2024, and January 8, 2025; and

●

the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on February 5, 2020 (File No. 001-39210), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) on or after the date of this prospectus supplement until we sell all of the securities we are offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Real Estate Finance, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

Attn: Corporate Secretary

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of Series B Preferred Stock offered hereby and certain matters of Maryland law have been passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. In addition, the description of material U.S. federal income tax matters will be passed upon for us by Winston & Strawn LLP. Attorneys at Winston & Strawn LLP who have been involved in such matters own less than 0.5% of our common stock.

EXPERTS

The consolidated financial statements of NexPoint Real Estate Finance, Inc. as of December 31, 2023 and 2022, and for the three years ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$750,000,000

NexPoint Real Estate Finance, Inc.

Common Stock

Preferred Stock

Warrants

Debt

NexPoint Real Estate Finance, Inc., a Maryland corporation, from time to time, may offer to sell up to an aggregate of $750,000,000 of common stock, preferred stock, warrants and debt securities in one or more primary offerings. The preferred stock, warrants and debt securities may be convertible into, or exercisable or exchangeable for, our common stock or our preferred stock.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, including the specific plan of distribution for any such securities, will be described in a supplement to this prospectus. Prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Shares of our common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “NREF” and shares of our 8.50% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) are listed on the NYSE under the symbol “NREF-PRA.” On December 19, 2023, the last reported sales price for our common stock on the NYSE was $15.41 per share and the last reported sales price for our Series A Preferred Stock on the NYSE was $21.10 per share. As of the date of this prospectus, other than our common stock and Series A Preferred Stock, none of the securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should read carefully the section entitled “Risk Factors” on page 2 herein and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement. The prospectus supplement may add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, the terms “NREF,” the “Company,” “we,” “us” and “our” as used in this prospectus refer to NexPoint Real Estate Finance, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance are forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein or therein are based on management’s then-current beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “target,” “estimate,” “project,” “should,” “will,” “seek,” “would,” “result,” the negative version of these words and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	Our loans and investments expose us to risks similar to and associated with debt-oriented real estate investments generally;

●	Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

●

Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

●	Risks associated with the ownership of real estate;

●	Our loans and investments are concentrated in terms of type of interest, geography, asset types and sponsors and may continue to be so in the future;

●	We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

●

We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders;

●

We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (our “Sponsor”), members of the management team of NexPoint Real Estate Advisors VII, L.P. (our “Manager”) or their affiliates;

●

We are dependent upon our Manager and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

●

Our Manager and its affiliates face conflicts of interest, including significant conflicts created by our Manager’s compensation arrangements with us, including compensation which may be required to be paid to our Manager if our management agreement is terminated, which could result in decisions that are not in the best interests of our stockholders;

●	We pay substantial fees and expenses to our Manager and its affiliates, which payments increase the risk that you will not earn a profit on your investment;

●

If we fail to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, cash available for distributions to be paid to our stockholders could decrease materially, which would limit our ability to make distributions to our stockholders;

●	Risks associated with the current COVID-19 pandemic, including unpredictable variants and the future outbreak of other highly infectious or contagious diseases;

●	Risks associated with the Highland Capital Management, L.P. bankruptcy, including related litigation and potential conflicts of interest;

●

Risks associated with a single material weakness that was identified in our review of internal control over financial reporting and the determination that our internal control over financial reporting and disclosure controls and procedures were therefore not effective as of December 31, 2022; and

●	Any other risks included under Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K filed with the SEC on March 31, 2023.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement or free writing prospectus. We caution you that any forward-looking statements made in this prospectus, any prospectus supplement or free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

NEXPOINT REAL ESTATE FINANCE, INC.

NexPoint Real Estate Finance, Inc. (the “Company”, “we”, “our”) is a commercial mortgage REIT focused on originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity and common stock, as well as multifamily CMBS securitizations. Substantially all of the Company’s business is conducted through NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), the Company’s operating partnership. As of the date hereof, the Company holds approximately 83.82% of the common limited partnership units in the OP (“OP Units”) which represents 100% of the Class A OP Units, and the OP owns 100% of the common limited partnership units of its subsidiary partnerships. The OP also directly owns all of the membership interests of a limited liability company through which it owns a portfolio of mezzanine loans. NexPoint Real Estate Finance Operating Partnership GP, LLC is the sole general partner of the OP. In addition to OP Units, as of the date hereof, the Company holds all of the issued and outstanding 8.50% Series A Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) in our OP (the “Series A Preferred Units”). The Series A Preferred Units have economic terms that are substantially the same as the terms of our 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Units rank senior, as to distributions and upon liquidation, to OP Units. As of the date hereof, the Company holds all of the issued and outstanding 9.00% Series B Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) in our OP (the “Series B Preferred Units”). The Series B Preferred Units have economic terms that are substantially the same as the terms of our 9.00% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Units rank, as to distributions and upon liquidation, senior to OP Units and pari passu with Series A Preferred Units.

The Company’s primary investment objective is to generate attractive, risk-adjusted returns for stockholders over the long term. The Company intends to achieve this objective primarily by originating, structuring and investing in our target assets. The Company concentrates on investments in real estate sectors where its senior management team has operating expertise, including, among others, in the multifamily, single-family rental properties, self-storage, life science, hospitality and office sectors predominantly in the top 50 metropolitan statistical areas. In addition, the Company targets lending or investing in properties that are stabilized or have a “light transitional” business plan, meaning a property that requires limited deferred funding to support leasing or ramp-up of operations and for which most capital expenditures are for value-add improvements. Through active portfolio management the Company seeks to take advantage of market opportunities to achieve a superior portfolio risk-mix that delivers attractive total returns.

The Company is externally managed by the Manager through a management agreement by and between the Company and the Manager, dated February 6, 2020, as amended on July 17, 2020 and November 3, 2021, that expires on February 6, 2024 and is automatically renewed for successive one-year terms thereafter unless earlier terminated. The Manager conducts substantially all of the Company’s operations and provides asset management services for the Company’s real estate investments. All of the Company’s investment decisions are made by the Manager, subject to general oversight by the Manager’s investment committee and the Company’s Board of Directors (the “Board”). The Manager is wholly owned by the Company’s Sponsor.

The Company is a Maryland corporation that was incorporated on June 7, 2019 and has elected to be treated as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2020.

The Company’s principal executive offices are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201. The Company’s telephone number is (214) 276-6300. The Company maintains a website located at http://nref.nexpoint.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our securities involves significant risks. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of Maryland law. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter, including the articles supplementary related to that series. We will file the articles supplementary with the State Department of Assessments and Taxation of Maryland and the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Stock

Our authorized stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share, 11,300,000 of which have been classified as shares of Series A Preferred Stock and 16,000,000 shares of which have been classified as shares of Series B Preferred Stock. As of September 30, 2023, 17,518,900 shares of our common stock were issued, 17,231,913 shares of our common stock were outstanding, 2,000,000 shares of our Series A Preferred Stock were issued, 1,645,000 shares of our Series A Preferred Stock were outstanding and 0 shares of our Series B Preferred Stock were issued and outstanding. All the outstanding shares of our common stock, Series A Preferred Stock and Series B Preferred Stock are fully paid and nonassessable.

Our Board may, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under the MGCL, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to receive dividends and other distributions on such shares of stock when, as and if authorized by our Board and declared by us out of assets legally available for distribution to our stockholders and will be entitled to share ratably in our net assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may be otherwise specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors will be elected by a plurality of all of the votes cast in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock will have equal distribution, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by our Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

The MGCL also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation.

Preferred Stock

Under our charter, our Board may from time to time establish and cause us to issue one or more classes or series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such classes or series. Accordingly, our Board, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of our Company or other corporate action. Preferred stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

The prospectus supplement relating to a particular class or series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the preferred stock;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any class or series of preferred stock will be generally described in the prospectus supplement related thereto.

Description of Series A Preferred Stock

The Series A Preferred Stock generally provides for the following rights, preferences and obligations:

•	Ranking. Our Series A Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•

senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•

on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•

junior to any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

•

Dividend Rights. The shares of our Series A Preferred Stock accrue a cumulative cash dividend at an annual rate of 8.50% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $2.125 per annum.

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Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board, of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payment or distribution will be made to holders of any shares of junior stock, including our common stock.

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Redemption Provisions. The shares of our Series A Preferred Stock are not redeemable prior to July 24, 2025, except in certain limited circumstances. On and after July 24, 2025, the shares of Series A Preferred Stock may be redeemed for cash at our option, in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ written notice, by paying $25.00 per share plus an amount equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except in limited circumstances. Unless full cumulative distributions for all past dividend periods on all shares of Series A Preferred Stock are declared and paid or set apart for payment, the Company will not redeem or purchase any shares of Series A Preferred Stock, nor will it set aside assets for a sinking fund for the redemption of the same, except by conversion into or exchange for shares of junior stock. Notwithstanding the foregoing, the Company may redeem or purchase shares of Series A Preferred Stock to ensure that it continues to meet the requirements for qualification as a REIT pursuant to Article VII of its charter or otherwise and a purchase or acquisition of shares of Series A Preferred Stock may be completed pursuant to a purchase or exchange offer made on the same terms to all holders.

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Voting Rights. Holders of Series A Preferred Stock generally have no voting rights. Whenever dividends on the Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the Board shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Parity Stock (as defined below), and the holders of Series A Preferred Stock (voting together as a single class with the holders of all other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation (“Parity Stock”), upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two directors, if not already elected by the holders of Parity Stock by reason of similar types of provisions with respect to preferred stock directors, at a special meeting of the stockholders called by the holders of record of at least 33% of the Series A Preferred Stock or the holders of 33% of any other series of Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the then-current dividend period have been paid in full. In addition, the issuance of shares of senior stock or certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of Series A Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and all other classes or series of our Parity Stock upon which like voting rights have been conferred and are exercisable, voting together as a single class.

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Conversion and Preemptive Rights. Except in connection with certain changes in control of the Company as described below, shares of our Series A Preferred Stock are not convertible or exchangeable for any of our other securities or property. Holders of our Series A Preferred Stock have no preemptive rights to subscribe for any securities of the Company. The following describes the conversion rights of holders of our Series A Preferred Stock upon certain changes of control:

•

Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the date the shares of Series A Preferred Stock are to be converted (the “Change of Control Conversion Date”), beginning on the first anniversary of the first date on which any shares of Series A Preferred Stock are issued, upon the occurrence of a Change of Control (as defined below), each holder of Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	3.2982, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in the articles supplementary setting forth the terms of the Series A Preferred Stock.

•

If we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

•	Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

•

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (ii) the average of the closing prices for shares of our common stock on the New York Stock Exchange (the “NYSE”) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

•	A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than a Permitted Holder, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depository receipts representing such common securities) listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

For purposes of the definition of Change of Control, a Permitted Holder includes the Manager and its affiliates.

For additional information regarding our Series A Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on July 20, 2020. See “Where You Can Find More Information.”

Description of Series B Preferred Stock

The Series B Preferred Stock generally provides for the following rights, preferences and obligations:

•	Ranking. Our Series B Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•

senior to our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•

on parity with our Series A Preferred Stock and any class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•

junior to any class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

•	Dividend Rights. The shares of our Series B Preferred Stock accrue a cumulative cash dividend at an annual rate of 9.00% on the $25.00 per share liquidation preference.

•

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, before any payment or distribution will be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of our Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board, of $25.00 per share, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combination, reclassifications or other similar events which affect the Series B Preferred Stock (the “liquidation preference”), plus an amount equal to all accrued and unpaid dividends to, but not including, the date of payment, pari passu with the holders of shares of our Series A Preferred Stock and any other class or series of our capital stock ranking on parity with the Series B Preferred Stock as to the liquidation preference and/or accrued but unpaid dividends they are entitled to receive.

•

Redemption Provisions. The shares of our Series B Preferred Stock are not redeemable by the holders thereof prior to the first day of the month following the date of original issuance. On the first day of the month following the date of original issuance, subject to certain redemption limits, holders will have the right to require us to redeem shares of Series B Preferred Stock at a redemption price equal to the liquidation preference less a redemption fee calculated thereon, plus an amount equal to all accrued and unpaid cash dividends to, but not including, the date of redemption. The redemption fee will be equal to:

•	Beginning on the first day of the month following the date of original issuance of the shares to be redeemed: 12% of the liquidation preference
•	Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares to be redeemed: 9% of the liquidation preference
•	Beginning on the first day of the month following the second anniversary of the date of original issuance of the shares to be redeemed: 6% of the liquidation preference
•	Beginning on the first day of the month following the third anniversary of the date of original issuance of the shares to be redeemed: 3% of the liquidation preference
•	Beginning on the first day of the month following the fourth anniversary of the date of original issuance of the shares to be redeemed: 0% of the liquidation preference.

In addition, subject to certain restrictions, we will redeem upon notice from the holder shares of Series B Preferred Stock, beginning on the first day of the month following the first anniversary of the date of original issuance of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. We must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the date of original issuance of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of our board of directors in its sole discretion. Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 95% of the liquidation preference, and beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will redeem such shares at a redemption price equal to 100% of the liquidation preference, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

Also, beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

For so long as our common stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.

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Voting Rights. Holders of Series B Preferred Stock generally have no voting rights. The authorization or creation of, or increase in the number of shares of stock ranking senior to the Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, voting together as a single class. In addition, we may not amend, alter or repeal the provisions of our charter (including the articles supplementary establishing the Series B Preferred Stock), whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock at the time (voting as a separate class).

•	Preemptive Rights. Holders of our Series B Preferred Stock have no preemptive rights to subscribe for any securities of the Company.

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Change of Control. Upon certain changes of control (as defined in the terms of the Series B Preferred Stock) the Company will have the right (but not the obligation) to redeem all or some portion of outstanding shares of Series B Preferred Stock, on a date specified by the Company no later than 120 days after the first date on which such change of control occurred, in cash at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

For additional information regarding our Series B Preferred Stock, see the Prospectus Supplement filed with the SEC on November 2, 2023. See “Where You Can Find More Information.”

Power to Increase or Decrease Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our Board, with the approval of a majority of our Board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our Board to authorize the issuance from time to time of shares of our common and preferred stock.

Our charter also authorizes our Board to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our Board is required by the MGCL and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our Board does not currently intend to do so, it could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

We believe that the power of our Board to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well.

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 6.2%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”), or 6.2% in value of the outstanding shares of all classes or series of our stock (the “aggregate stock ownership limit”).

We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 6.2%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 6.2% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our Board, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership, or the excepted holder limit, if our Board determines that:

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no individual’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise result in our failing to qualify as a REIT or result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code; and

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such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our Board determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

Our charter provides that any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our Board may require an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), in either case in form and substance satisfactory to our Board, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our Board may require in its sole discretion to make the determinations above. Our Board may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. Our Board has granted waivers from the ownership limits applicable to holders of our common stock to James Dondero and his affiliates and others and may grant additional waivers in the future. These waivers will be subject to certain initial and ongoing conditions designed to preserve our status as a REIT.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our Board may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Our charter further prohibits:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

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any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

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any person from beneficially or constructively owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our Board determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limits on ownership and transfer of our stock described above is no longer required in order for us to qualify as a REIT.

Our charter further provides that, if any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, our charter provides that, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our Board, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be automatically effective for any reason to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares. Our charter provides that the prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, our charter provides that the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (b) the market price on the date we accept, or our designee, accepts such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, our charter provides that the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, our charter provides that the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (a) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (b) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then our charter provides that such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for, or in respect of, such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. Our charter provides that the prohibited owner has no rights in the shares held by the trustee.

In addition, if our Board determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our stock described above, our Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Our charter provides that every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, our charter provides that any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer of our stock will not apply if our Board determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

The restrictions on ownership and transfer of our stock described above, including in Article VII of our charter, could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Listing

Our common stock is listed on the NYSE under the symbol “NREF.” The Series A Preferred Stock is listed on the NYSE under the symbol “NREF PRA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, Series A Preferred Stock and Series B Preferred Stock is Equiniti Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms we have summarized below will generally apply to any future warrants we may offer under a prospectus supplement, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The description in the applicable prospectus supplement of any warrants we offer may differ from the description provided below and does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

General

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants offered;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	any provisions providing for changes to or adjustments in the exercise price;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the holding and/or exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if the warrants are subject to redemption or call, the material terms thereof;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and will be issued under an Indenture, dated April 13, 2021, by and between the Company and UMB Bank, National Association (the “trustee”) as such indenture may be amended and supplemented from time to time. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is qualified under the Trust Indenture Act of 1939. As of the date hereof, the Company had an aggregate principal amount of $180 million of its 5.75% Senior Notes due 2026 outstanding.

We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and the indenture and any amendments or supplements thereto are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	any provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors of the Company;

•	any provisions relating to modification of the terms of the debt securities or the rights of their holders;

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if the rights evidenced by the debt securities are or may be materially limited or qualified by the rights of any other of the Company’s authorized classes of securities, information regarding such other securities;

•	the name and location of the corporate trust office of the trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

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if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under the indenture as it may be amended or supplemented, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and provisions of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully the prospectus, our charter and bylaws and the relevant provisions of the MGCL, for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is subject to, and is qualified in its entirety by reference to, our charter and bylaws and applicable law. See “Where You Can Find More Information.”

The Board

Subject to the terms of any class or series of preferred stock, our charter provides that the number of directors on the Board is to be fixed exclusively by the Board pursuant to our bylaws, but may not be fewer than the minimum required by the MGCL, which is one. Our bylaws provide that the Board is to consist of not less than one and not more than 15 directors. The Board currently consists of seven directors.

Subject to the terms of any class or series of preferred stock, vacancies on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualified.

Each of our directors elected by our stockholders is elected to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Subject to the terms of any class or series of preferred stock, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors

Subject to the terms of any class or series of preferred stock, our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of the Board to fill vacancies, subject to the terms of any class or series of preferred stock, on the Board, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the Board of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined in accordance with the applicable provisions of the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Board approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

Pursuant to the statute, the Board has by resolution exempted business combinations (a) between us and our Manager and its respective affiliates and (b) between us and any other person, provided that in the latter case the business combination is first approved by the Board (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and our Manager and its affiliates or to a business combination between us and any other person if the Board has first approved the combination. As a result, any person described in the preceding sentence may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that the Board will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders was held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by the Board.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

●	a classified board of directors;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the board of directors;

●

a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and (if the board of directors is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on the Board may be filled only by the remaining directors and that directors elected by the Board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already, subject to the terms of any class or series of preferred stock, (a) vest in the Board the exclusive power to fix the number of directorships, (b) require a vacancy on our Board to be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum and (c) require, unless called by our chairman of the Board, our chief executive officer, our president or the Board, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting. If we made an election to be subject to the provisions of Subtitle 8 relating to a classified Board, our Board would automatically be classified into three classes with staggered terms of office of three years each. In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the Board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the directors.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by the Board. The chairman of the Board, our chief executive officer, our president or the Board may call a special meeting of our stockholders. Subject to the provisions of our bylaws and the terms of any class or series of preferred stock, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendments to Our Charter and Bylaws

Except for those amendments permitted to be made without stockholder approval under the MGCL or our charter and subject to the terms of any class or series of preferred stock, our charter generally may be amended only if the amendment is first declared advisable by the Board and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, amendments to the provisions in our charter relating to the removal of directors and to the sentence in our charter relating to the vote required to approve such amendments must first be declared advisable by our Board and thereafter be approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter.

Our bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by (1) our Board or (2) our stockholders with the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Transactions Outside the Ordinary Course of Business

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter, subject to the terms of any class or series of preferred stock, provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of our company must be declared advisable by a majority of the entire Board and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board and the proposal of other business to be considered by our stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, and who complies with the other procedural requirements, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, and who complies with the other procedural requirements, specified in the advance notice provisions of our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

REIT Qualification

Our charter provides that the Board may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (or, if and only if the Circuit Court for Baltimore City, Maryland lacks subject matter jurisdiction, any state court located within the State of Maryland or, if and only if all such state courts lack subject matter jurisdiction, the United States District Court for the District of Maryland) will be the sole and exclusive forum for (a) any internal corporate claim, as such term is defined in the Maryland General Corporation Law, or any successor provision thereof, (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, (e) any action or proceeding to interpret, apply, enforce or determine the validity of our charter or bylaws (including any right, obligation, or remedy thereunder), (f) any action or proceeding as to which the Maryland General Corporation Law confers jurisdiction on the Circuit Court for Baltimore City, Maryland, or (g) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Our bylaws also provide that the exclusive forum provisions of our bylaws will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

●

a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

●

any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to ownership of shares of our stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the securities may be provided in the prospectus supplement that relates to those securities. The law firm of Winston & Strawn LLP has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “the Company,” “we,” “our” and “us” mean only NexPoint Real Estate Finance, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as: financial institutions or broker- dealers; insurance companies; entities treated as partnerships for U.S. federal income tax purposes; tax-exempt organizations (except to the limited extent discussed in “-Taxation of Tax-Exempt U.S. Holders of Our Stock” below); non-U.S. individuals and foreign corporations (except to the limited extent discussed in “-Taxation of Non-U.S. Holders of Our Stock” below); U.S. expatriates; persons who mark-to-market our stock; subchapter S corporations; persons whose functional currency is not the U.S. dollar; regulated investment companies and REITs; trust and estates; holders who receive our stock through the exercise of employee stock options or otherwise as compensation; persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; persons subject to the alternative minimum tax provisions of the Code; persons holding our stock through a partnership or similar pass-through entity; and persons required to accelerate the recognition of any item of gross income with respect to our capital stock as a result of such income being recognized on an applicable financial statement.

This summary assumes that investors will hold their stock as a capital asset, which generally means property held for investment.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2020. We believe that our organization and current and proposed method of operation have allowed and will allow us to qualify for taxation as a REIT.

In connection with this offering, Winston & Strawn LLP will render an opinion that, commencing with our taxable year ended December 31, 2020, we have been organized in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes, and our current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2023 and subsequent taxable years. Investors should be aware that Winston & Strawn LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Winston & Strawn LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests imposed upon REITs by the Code. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Winston & Strawn LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Winston & Strawn LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “-Failure to Qualify.”

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The principal qualification requirements are summarized below under “-Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “-Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay that are treated as dividends for U.S. federal income tax purposes and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from owning stock in a regular corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Our tax attributes, such as net operating losses (if any), generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “-Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

●	We will be taxed at U.S. federal corporate rates on any undistributed taxable income, including undistributed net capital gains.

●

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “-Prohibited Transactions” and “-Foreclosure Property” below.

●

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the U.S. federal corporate tax rate.

●

If, due to reasonable cause and not willful neglect, we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “-Income Tests”, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

●

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below under “-Asset Tests”, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the U.S. federal corporate tax rate if that amount exceeds $50,000 per failure.

●

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed and (2) the amounts we retained and upon which we paid income tax at the corporate level.

●

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “-Requirements for Qualification-General.”

●	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (“TRS”) (as described below) that do not reflect arm’s-length terms.

●

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the corporate tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

●	The amount of gain that we recognize at the time of the sale or disposition, and

●	The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

●	The earnings of any of our subsidiaries that are subchapter C corporations, including any subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)

that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4), (7) and (8) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) have applied to us beginning with our 2021 taxable year.

We believe that we will meet condition (5) and that our shares of our stock will be owned with sufficient diversity of ownership to satisfy condition (6). In addition, our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in continuing to satisfy these requirements; however, they may not ensure that we will, in all cases, be able to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock-Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “-Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “-Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, even if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests

An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% asset test (see “-Asset Tests” below), our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any partnerships in which we own interests will be treated as our assets and items of income for purposes of applying the REIT requirements.

We may invest in preferred equity investments in the form of limited partner or non-managing member interests in partnerships and limited liability companies. Although the character of our income and assets for purposes of REIT income and asset tests will depend upon those partnerships’ and limited liability companies’ income and assets, we will typically have limited control over the operations of the partnerships and limited liability companies that issue preferred equity investments. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and we may not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated for U.S. federal income tax purposes as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), with respect to which 100% of the stock of such corporation is held by a REIT. Other domestic entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “-Asset Tests” and “-Income Tests.”

Taxable REIT Subsidiaries

We may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally will be subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated for U.S. federal income tax purposes as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated if undertaken by us as prohibited transactions.

Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to our TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

(i)	substantially all of its assets consist of debt obligations or interests in debt obligations;

(ii)	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

(iii)	the entity has issued debt obligations that have two or more maturities; and

(iv)

the payments required to be made by the entity on the debt obligations described in (iii) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business taxable income, we may incur a corporate level tax on a portion of any excess inclusion income. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions. We do not currently intend to hold REMIC residual interests (other than through a TRS) or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property or interests in real property (including certain types of CMBS), “rents from real property,” distributions received from other REITs, income derived from real estate mortgage investment conduits (“REMICs”), in proportion to the real estate mortgages held by the REMIC, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% gross income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and both (1) the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan and (2) the value of the personal property securing the loan exceeds 15% of the total value of all property securing the loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We may acquire participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We may acquire interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test.

There is limited case law and administrative guidance addressing whether instruments similar to any mezzanine loans or preferred equity investments that we may acquire will be treated as equity or debt for U.S. federal income tax purposes. We typically do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security and we would be treated as receiving our proportionate share of the income of the entity. There can be no assurance that such an entity will not derive nonqualifying income for purposes of the 75% or 95% gross income test or earn income that could be subject to a 100% penalty tax. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as producing interest income that would be qualifying income for the 95% gross income test, but not for the 75% gross income test. If the IRS successfully challenges the classification of our mezzanine loans or preferred equity investments for U.S. federal income tax purposes, no assurance can be provided that we will not fail to satisfy the 75% or 95% gross income test.

We may modify the terms of mortgages or mezzanine loans after acquiring them. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (1) occasioned by a borrower default or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

We expect that any interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests, or (3) in connection with the effective termination of certain hedging transactions described above will not constitute gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may originate loans with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the loan, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such loan.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected in our financial statements. Section 451(b) of the Code has been amended to provide that the “all events” test for the realization of income for accrual method taxpayers is treated as being met no later than when the item is taken into account as revenue by the taxpayer in certain financial statements (including any financial statement presented in accordance with generally accepted accounting principles such as a Form 10-K annual statement, an audited financial statement or a financial statement filed with any federal agency for non-tax purposes). This rule may require the accrual of income earlier than would be the case under the general tax rules; however, recently finalized Treasury regulations generally exclude original issue discount from this rule.

In addition, in the event that any loan is delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action (such as paying dividends consisting of a combination of cash and stock) to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, temporary investments in stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, equity interests in other entities that qualify as REITs, debt instruments of “publicly offered” REITs (i.e., REITs that are required to file periodic and annual reports with the SEC under the Exchange Act), mortgage loans secured by real property or interests in real property, certain kinds of CMBS, and residual and regular interests in REMICs if at least 95% of the REMIC’s assets constitute qualifying mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities that meet specified statutory requirements. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets. Finally, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

A real property mortgage loan is generally a qualifying asset for purposes of the 75% asset test to the extent that the fair market value of the real property securing the loan exceeds the principal amount of the loan. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (1) the date the REIT agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the REIT modified the loan, then a portion of the mortgage loan will not be a qualifying asset for purposes of the 75% asset test. Generally, the non-qualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is securing that loan. Mortgage loans that are qualifying real estate assets for purposes of the 75% asset test are also not considered securities for purposes of the 10% and 5% asset tests mentioned above.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify unless such debt was issued by a “publicly offered” REIT.

As noted above, there is limited case law and administrative guidance addressing whether instruments that are in the form of mezzanine loans or preferred equity will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the security. If that partnership or limited liability company owned nonqualifying assets, we may not be able to satisfy all of the asset tests. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that we have treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and would be subject to the 10% value test and the 5% asset test.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10.0 million, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain distributions, to our stockholders in an amount at least equal to:

1.	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction; and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

2.

the excess of the sum of specified items of non-cash income (including original issue discount on any loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (1) the distributions are declared before we timely file our U.S. federal income tax return for the year and paid with or before the first regular distribution payment after such declaration; or (2) the distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (1) are taxable to the holders of our stock in the taxable year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the ordinary corporate tax rate on the retained portion of such income. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted tax basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “-Taxation of Stockholders” below.

If we should fail to distribute during each taxable year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated taxable income or gain from an entity in which we have made a preferred equity investment that exceeds the cash distributions we receive from the entity. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure creating a safe harbor authorizing publicly traded REITs to make elective cash/stock dividends that fully qualify for the dividends paid deduction. We have no current intention to make a taxable dividend payable in our stock. If we elect to do so in the future, we expect that any such distribution would comply with the requirements of the revenue procedure.

We may be able to rectify a failure to meet the distribution requirements for a taxable year by paying “deficiency dividends” to stockholders in a later taxable year, which may be included in our deduction for distributions paid for the earlier taxable year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at the regular U.S. federal corporate rate. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our stock.

Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any asset that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the regular U.S. federal corporate rate, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Tax Aspects of Investments in Partnerships

General

We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including our OP. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts that would either be disregarded as entities for U.S. federal income tax purposes or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in our OP if our OP is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities classified as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from our OP will be sufficient to pay the tax liabilities resulting from an investment in our OP.

We intend that interests in our OP (and any partnership invested in by our OP) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, we reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be taxed as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our OP will have sufficient qualifying income so that it would be treated as a partnership, even if it were a publicly traded partnership.

To the extent that our OP (or any subsidiary partnership in which our OP owns an interest) were treated as a taxable mortgage pool, it would be taxable as a corporation for U.S. federal income tax purposes. In such case, we may not be able to qualify as a REIT. We do not believe that our OP (or any subsidiary partnership in which our OP owns an interest) will be treated as a taxable mortgage pool, but no assurance can be given that it will not be treated as such.

If for any reason our OP (or any partnership invested in by our OP) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and Their Partners

Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our OP’s partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to our OP in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. The application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by our OP to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

Partnership Audit Rules

Under rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in our OP (or any partnership invested in by our OP) in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Stockholders are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders of Our Stock

The following summary describes certain U.S. federal income tax considerations for taxable U.S. Holders (as defined below) relating to ownership of shares of our stock. Certain U.S. federal income tax consequences applicable to tax-exempt stockholders are described under the subheading “-Taxation of Tax-Exempt U.S. Holders of Our Stock,” below and certain U.S. federal income tax consequences applicable to Non-U.S. Holders are described under the subheading “-Taxation of Non-U.S. Holders of Our Stock,” below.

As used herein, the term “U.S. Holder” means a beneficial owner of our stock who, for U.S. federal income tax purposes:

●	is an individual who is a citizen or resident of the United States;

●

is a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our stock, you are urged to consult with your own tax advisors about the consequences of the purchase, ownership and disposition of shares of our stock by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations.

Because, as discussed above, we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally are not eligible for the preferential rate on “qualified dividend income” currently available to most non-corporate taxpayers. However, individuals, trusts and estates generally may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning before January 1, 2026, the maximum tax rate for U.S. stockholders taxed at individual rates is currently 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning before January 1, 2026 would be 29.6%. To qualify for this deduction, the U.S. Holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

We may designate a portion of our dividends as eligible for the preferential rate on qualified dividend income, provided that the amount so designated may not exceed that portion of our distributions attributable to:

●	dividends received by us from non-REIT corporations, such as a TRS; and

●	income upon which we have paid U.S. federal corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year).

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Holder. This treatment will reduce the adjusted tax basis that each U.S. Holder has in its shares of our stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Holder’s adjusted tax basis in its shares of our stock will be taxable as capital gains (provided that the shares of our stock have been held as a capital asset) and will be taxable as long-term capital gain if the shares of our stock have been held for more than one year. Dividends we declare in October, November, or December of any taxable year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own U.S. federal income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a Capital Gains Designation (defined below)) will be taxable to U.S. Holders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Holders at preferential rates, depending on the nature of the asset giving rise to the gain. Corporate U.S. Holders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of shares of our stock will be treated as portfolio income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of shares of our stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of shares of our stock, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”), we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Holder generally would:

●

include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

●	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s long-term capital gains;

●	receive a credit or refund for the amount of tax deemed paid by it;

●	increase the adjusted tax basis of its shares of our stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

●	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

Dispositions of Shares of Our Stock

Generally, if you are a U.S. Holder and you sell or dispose of your shares of our stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of our stock for tax purposes. This gain or loss will be capital if you have held the shares of our stock as a capital asset and, except as provided below, will be long-term capital gain or loss if you have held the shares of our stock for more than one year. However, if you are a U.S. Holder and you recognize loss upon the sale or other disposition of shares of our stock that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us that were required to be treated as long-term capital gains. Certain non-corporate U.S. Holders (including individuals) may be eligible for reduced rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Redemption of Series A Preferred Stock

A redemption of the Series A Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series A Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above under “-Dispositions of Shares of Our Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series A Preferred Stock that you still hold (or that are held by a person related to you).

Conversion of Series A Preferred Stock into Common Stock

Except as provided below, (i) a U.S. Holder generally will not recognize gain or loss upon the conversion of Series A Preferred Stock into our common stock, and (ii) a U.S. Holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series A Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Series A Preferred Stock for more than one year at the time of conversion. U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. Holder exchanges shares of our common stock received on a conversion of Series A Preferred Stock for cash or other property.

Redemption of Series B Preferred Stock

A redemption of Series B Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series B Preferred Stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Disposition of Shares of Our Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the interest of the U.S. Holder in our stock, (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of Series B Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series B Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a distribution. If a redemption of the Series B Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult with your own tax advisors regarding the allocation of basis between the redeemed shares and any shares of Series B Preferred Stock that you still hold (or that are held by a person related to you).

Information Reporting and Backup Withholding

We report to our U.S. Holders of shares of our stock and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “-Taxation of Non-U.S. Holders of Our Stock.”

Medicare Tax

Certain U.S. Holders of shares of our stock that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our stock.

Taxation of Tax-Exempt U.S. Holders of Our Stock

Our distributions to a U.S. Holder that is a domestic tax-exempt entity generally should not constitute unrelated business taxable income (“UBTI”), unless the U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire or to carry its shares, the shares are otherwise used in an unrelated trade or business of the tax-exempt entity. We may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

Notwithstanding the above, a pension trust (1) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (2) that owns more than 10% of the value of shares of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a pension-held REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) a group of pension trusts, each individually holding more than 10% of the value of shares of our stock, collectively owns more than 50% of the value of the outstanding shares of our stock and (2) we would not have qualified as a REIT without relying upon the “look through” exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding shares of our stock is owned by five or fewer individuals. Given the stock ownership restrictions in our charter, we do not expect to be classified as a pension-held REIT.

Tax-exempt stockholders are encouraged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in shares of our stock.

Taxation of Non-U.S. Holders of Our Stock

The following summary describes certain U.S. federal income tax considerations for Non-U.S. Holders (as defined below) relating to ownership of shares of our stock. As used herein, a “Non-U.S. Holder” means a beneficial owner of shares of our stock that, for U.S. federal income tax purposes, is an individual, corporation or estate that is not a U.S. Holder. The rules governing U.S. federal income taxation of Non-U.S. Holders of shares of our stock are complex and no attempt is made herein to provide more than a brief summary of such rules. Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of shares of our stock, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally

Distributions that are neither attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) nor designated by us as capital gain dividends will be treated as dividends to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs.

Dividends that are treated as effectively connected with the conduct of a U.S. trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. income tax at the rate of 30% on any distributions made to Non-U.S. Holders unless:

●

a lower treaty rate applies and you provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate form, as applicable, evidencing eligibility for an exemption from withholding or a reduced treaty rate;

●	you provide to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with your U.S. trade or business; or

●	the distribution is treated as attributable to a sale or exchange of a “U.S. real property interest” (as discussed below).

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in shares of our stock. Instead, the distribution will reduce the adjusted tax basis of such shares of stock. To the extent that such distributions exceed your adjusted tax basis in shares of our stock, they will give rise to gain from the sale or exchange of such shares of stock. The tax treatment of this gain is described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

As described above, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders likewise will be considered to be excess inclusion income. Any portion of the dividends paid to Non-U.S. Holders that is treated as excess inclusion income will generally be subject to a 30% U.S. federal income tax withholding, without reduction under any otherwise applicable income tax treaty.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Except as described below, distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in shares of our stock is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” by us are taxable to a Non-U.S. Holder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). The term “U.S. real property interests” includes interests in U.S. real property including interests owned indirectly through investments in partnerships, but generally does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Under FIRPTA, a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. Holders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes. In addition, we will be required to withhold tax equal to 21% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. federal withholding tax described above, if you did not own more than 10% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “10% Exception”). In addition, capital gains distributions by a REIT to “qualified shareholders” meeting certain statutory requirements, including that the shareholders be eligible for treaty benefits and publicly traded, or constitute a foreign partnership or other type of foreign collective investment vehicle, are not subject to FIRPTA. Instead, all such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Holders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

“Qualified foreign pension funds” are not subject to the taxes imposed by FIRPTA. Accordingly, capital gains distributions by a REIT to a qualified foreign pension fund are not subject to the FIRPTA rules set forth above but may still be subject to regular U.S. federal withholding tax. To qualify, a pension fund must be created or organized under the law of a country other than the U.S., and have been established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, and meet other requirements. Stockholders that are non-U.S. pension funds are urged to contact their own tax advisors to determine whether they qualify for the exemption to FIRPTA.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares of stock held by Non-U.S. Holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares of Stock

Gain recognized by a Non-U.S. Holder upon the sale or exchange of shares of our stock generally will not be subject to U.S. federal income taxation unless such shares of stock constitute a U.S. real property interest. As noted above, the term U.S. real property interest does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Even if we were treated as a United States real property holding corporation, shares of our stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity, which includes a REIT with respect to which, at all times during a specified testing period, less than 50% in value of its shares of stock are held directly or indirectly by Non-U.S. Holders. Because our stock is publicly traded, no assurance can be given that we are or will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT at the time you sell or exchange shares of our stock, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (1) such shares of stock are of a class of shares of our stock that is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and (2) you owned, actually and constructively, 10% or less in value of such class of shares of our stock throughout the shorter of the period during which you held such shares of stock or the five-year period ending on the date of the sale or exchange. Our common stock and our Series A Preferred Stock are regularly traded on an established securities market.

If gain on the sale or exchange of shares of our stock were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the shares of our stock would be required to withhold and remit to the IRS 15% of the purchase price.

Notwithstanding the foregoing, gain from the sale or exchange of shares of our stock not otherwise subject to FIRPTA will be taxable to you if either (1) the investment in shares of our stock is effectively connected with your U.S. trade or business or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Conversion of Series A Preferred Stock into Common Stock

So long as the Series A Preferred Stock does not constitute a U.S. real property interest, the tax consequences to a Non-U.S. Holder of the conversion of the Series A Preferred Stock into common stock will generally be the same as those described above for a U.S. Holder (See “-Taxation of Taxable U.S. Holder of Our Stock-Conversion of Series A Preferred Stock into Common Stock”). The conversion of the Series A Preferred Stock into our common stock may be a taxable exchange for a Non-U.S. Holder if the Series A Preferred Stock constitutes a U.S. real property interest. Even if the Series A Preferred Stock constitutes a U.S. real property interest, provided our common stock also constitutes a U.S. real property interest, a Non-U.S. Holder generally will not recognize gain or loss upon a conversion of Series A Preferred Stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Series A Preferred Stock constitutes a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of Series A Preferred Stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such Non-U.S. Holder’s common stock received over such Non-U.S. Holder’s adjusted basis in its Series A Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

Non-U.S. Holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such Non-U.S. Holder exchanges shares of our common stock received on a conversion of Series A Preferred Stock for cash or other property.

Backup Withholding Tax and Information Reporting

We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence. Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

The gross proceeds from the disposition of our stock may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells shares of our stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells shares of our stock through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our stock to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your own tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Other Tax Considerations

Additional FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” when applicable will impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends made to (1) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (2) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. The rules under FATCA are complex. Holders that hold our stock through a non-U.S. intermediary or that are Non-U.S. Holders should consult their own tax advisors regarding the implications of FATCA on an investment in our stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time (including as a result of legislation proposed as of the date hereof), which could affect the tax considerations described herein. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any future law changes on REITs and their stockholders. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our stock.

State and Local Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through underwriters, brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock and our Series A Preferred Stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock and Series A Preferred Stock sold pursuant to a prospectus supplement on the NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities, and may occur on the NYSE or other market as may be specified in the prospectus supplement. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

WHERE YOU CAN FIND MORE INFORMATION

NexPoint Real Estate Finance, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Our website address is located at http://nref.nexpoint.com. Through links on the “Financials” portion of our website, we make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023, for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023 and for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on February 27, 2023, May 12, 2023, November 2, 2023 and November 7, 2023;

•

the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on February 5, 2020 (File No. 001-39210), including any amendments or reports filed for the purpose of updating such description;

•

the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 20, 2020 (File No. 001-39210), including any amendments or reports filed for the purpose of updating such description; and

•

the description of our Series B Preferred Stock contained in the Prospectus Supplement, filed with the SEC on November 2, 2023 (File No. 333-263300), including any amendments, reports or supplements filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and on or after the date of this prospectus but prior to the completion of the offerings of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered with the prospectus at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Real Estate Finance, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

ATTN: Corporate Secretary

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered by this prospectus will be passed upon for us by Winston & Strawn LLP, Dallas, Texas, and, with respect to certain matters of Maryland law, by Ballard Spahr LLP, Baltimore, Maryland. In addition, the description of material U.S. federal income tax matters will be passed upon for us by Winston & Strawn LLP. Attorneys at Winston & Strawn LLP who have been involved in such matters own less than 0.5% of our common stock. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NexPoint Real Estate Finance, Inc. as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NexPoint Real Estate Finance, Inc.

9.00% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share of Series B Cumulative Redeemable Preferred Stock)

Maximum of 7,881,334 Shares

PROSPECTUS SUPPLEMENT

NexPoint Securities

March 14, 2025